UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant ☒	Filed by a Party Other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ABM Industries Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ABM
Building Value

2019 PROXY STATEMENT

Notice of Annual Meeting of Stockholders

March 27, 2019
10:00 a.m. EST

February 13, 2019

Dear Fellow ABM Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of ABM Industries Incorporated, to be held on Wednesday, March 27, 2019, at
10:00 a.m. Eastern Time, at our Corporate Headquarters at One Liberty Plaza, 7th Floor, New York, New York 10006.

2019 marks ABM’s 110th year in business, a tremendous milestone. We are the leader in the industries and markets we serve and have grown to become the country’s 44th largest employer according to Fortune magazine.

ABM helps make our clients’ facilities run smoothly. No other company can match our size, scale or the range of services we offer. We are excited about our current trajectory and the progress that we are making with our 2020 Vision, and we remain committed to capturing greater value for our stockholders, customers and employees.

For our 2019 Annual Meeting, we have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

On or about February 13, 2019, we expect to distribute to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and annual report via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Statement and annual report.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote promptly so that your shares will be represented and voted at the meeting. Thank you for your continued support of ABM.

Sincerely,

Scott Salmirs President and Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
WHEN Wednesday, March 27, 2019, 10:00 a.m. Eastern Time

PROXY VOTING – CAST YOUR VOTE RIGHT AWAY

Your vote is important. Even if you plan to attend the annual meeting in person, please vote as soon as possible using the Internet or by telephone, or by completing, signing, dating and returning your proxy card.

WHERE ABM Industries Incorporated One Liberty Plaza, 7th Floor New York, New York 10006	Using the Internet and voting at the website listed on the proxy card or the e-proxy notice;
Using the toll-free phone number listed on the proxy card/voting instruction form; or
Signing, dating and mailing the proxy card in the enclosed postage paid envelope.

ITEMS OF BUSINESS

1.	Election of the three directors named in the Proxy Statement to serve three-year terms until the 2022 Annual Meeting and until their successors are duly elected and qualified.

2.	Advisory vote to approve executive compensation.

3.	Ratification of the appointment of KPMG LLP as ABM’s independent registered public accounting firm for the fiscal year ending October 31, 2019.

4.	Transaction of such other business as may properly come before the meeting.

RECORD DATE

Stockholders of record at the close of business on January 30, 2019 are entitled to notice of, and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 27, 2019:

The Notice of Annual Meeting, Proxy Statement and the Annual Report to Stockholders

are available on the Internet at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

By Order of the Board of Directors,

Andrea R. Newborn

Executive Vice President, General Counsel

and Corporate Secretary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders	Time and Date: Wednesday, March 27, 2019 10:00 a.m. Eastern Time	Place: ABM Industries Incorporated One Liberty Plaza, 7th Floor New York, New York 10006	Record Date: January 30, 2019
Stockholders of ABM as of the Record Date are entitled to vote. Each share of ABM common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Voting Matters and Board Recommendations
Proposals		Board Vote Recommendation	Page Reference (for more detail)
01	Election of Directors	FOR EACH DIRECTOR NOMINEE	2
02	Advisory vote to approve executive compensation	FOR	17
03	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2019	FOR	42
Board Nominees The following table provides summary information about each director who is nominated for election.

Name	Age	Director Since	Occupation	Independent	Committee Assignments
LeighAnne G. Baker	60	2018	Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	Yes	*
Sudhakar Kesavan	64	2012	Chairman and Chief Executive Officer, ICF International, Inc.	Yes	Governance
Filippo Passerini	61	2017	Operating Executive, Carlyle Group	Yes	Compensation; Strategy and Enterprise Risk, Chair

*Ms. Baker has not been assigned to any committees of the Board. Committee assignments will be made at the March 2019 Board of Directors meeting immediately following the 2019 Annual Meeting of Stockholders.

ABM Industries Incorporated 2019 Proxy Statement     i

ABM AT A GLANCE

Substantial Traction With 2020 Vision

We began our 2020 Vision transformation to better serve our clients and leverage our industry-specific expertise as a key differentiator, with the clear goal of providing more value to our clients, stockholders and team members. Since we began our journey, we have:

•	organized under a vertical industry group structure and centralized key functional areas;
•	invested in creating a culture of sales and strengthened our sales capabilities;
•	enhanced our service delivery tools and processes;
•	divested businesses that were not core to our strategy;
•	added GCA Services Group's strength to ABM; and
•	improved our employee engagement capabilities.

In fiscal year 2018, we continued that transformational focus while successfully navigating one of the toughest labor markets in American history. Notably we:

•	reported record revenues of $6.4 billion, an increase of 18.1% compared to fiscal year 2017;
•	delivered 4% organic growth compared to 2.6% in fiscal year 2017;
•	achieved nearly $900 million in new sales;
•	generated more than $200 million in operating cash flow from continuing operations;
•	integrated 30,000 new GCA Services Group team members and $1 billion in revenue;
•	initiated an enterprise-wide technology upgrade;
•	strengthened our senior management team; and
•	added two new members to our Board of Directors.

ii     ABM Industries Incorporated 2019 Proxy Statement

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

Board Composition

The following chart reflects the principal occupation, age, tenure and committee memberships of each member of our Board of Directors (the “Board”). Messrs. Ferguson and Fernandes will retire at the 2019 Annual Meeting of Stockholders in accordance with our Director Retirement Policy. In addition, as previously disclosed, Ms. Martin is retiring from the Board at the 2019 Annual Meeting and will not stand for re-election. Upon the retirements of Messrs. Ferguson and Fernandes and Ms. Martin at the 2019 Annual Meeting, and effective upon the election of directors at the 2019 Annual Meeting, the size of the Board will be reduced to nine members. Our Board expresses its gratitude to Mr. Ferguson, Mr. Fernandes and Ms. Martin for their services and valuable contributions.

Name and Principal Occupation	Age	Director since	Independent	Committee memberships
				AC	CC	GC	SER

LeighAnne G. Baker* Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	60	2018	Yes

Linda Chavez President, Becoming American Institute	71	1997	Yes		✓	‡

Donald F. Colleran* Executive Vice President and Chief Sales Officer, FedEx Corporation	63	2018	Yes

J. Philip Ferguson** Former Vice-Chairman, University of Texas Investment Management Company	73	2009	Yes	✓		✓

Anthony G. Fernandes** Former Chairman, Chief Executive Officer and President of Philip Services Corporation	73	2007	Yes	‡			✓

Art A. Garcia Executive Vice President and Chief Financial Officer, Ryder System, Inc.	57	2017	Yes	✓			✓

Thomas M. Gartland Former President, North America of Avis Budget Group, Inc.	61	2015	Yes		‡	✓

Sudhakar Kesavan Chairman and Chief Executive Officer, ICF International, Inc.	64	2012	Yes			✓

Lauralee E. Martin** Former President and Chief Executive Officer, HCP, Inc.	68	2015	Yes	✓	✓

Filippo Passerini Operating Executive, Carlyle Group	61	2017	Yes		✓		‡

Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	56	2015	No

Winifred (Wendy) M. Webb Chief Executive Officer, Kestrel Corporate Advisors	60	2014	Yes	✓			✓

Legend:

AC – Audit Committee: CC – Compensation Committee; GC – Governance Committee;

SER – Strategy and Enterprise Risk Committee

‡	Indicates Committee Chair
*

Ms. Baker and Mr. Colleran have not been assigned to any committees of the Board. Committee assignments will be made at the March 2019 Board of Directors meeting immediately following the 2019 Annual Meeting of Stockholders.

**

Messrs. Ferguson and Fernandes will be retiring from the Board at the 2019 Annual Meeting of Stockholders in accordance with our Director Retirement Policy. As previously disclosed, Ms. Martin is retiring from the Board at the 2019 Annual Meeting of Stockholders and is not standing for re-election.

ABM Industries Incorporated 2019 Proxy Statement     iii

Corporate Governance

Our Board is committed to thoughtful and independent representation of stockholder interests and corporate governance practices that drive long-term stockholder value. The following points summarize certain aspects of our corporate governance practices:

✓	All directors and nominees other than Chief Executive Officer are independent	✓	Robust director and executive officer stock ownership guidelines
✓	Separate Chairman of Board and Chief Executive Officer	✓	Regular executive sessions of independent directors
✓	99% overall attendance rate at Board and Committee meetings in fiscal year 2018	✓	Risk oversight by Board and Committees
✓	Majority voting with resignation policy for directors in uncontested elections	✓	Annual Board and Committee self-evaluation process
✓	Board is focused on refreshment and director succession planning	✓	Mandatory director retirement age of 73
✓	Diverse Board that provides a range of viewpoints	✓	Annual Board strategy meeting and review of Company’s strategic plan

Profile of Our Current Board Members

Our Board exhibits an effective mix of experience, skills and perspectives, and our Board and Governance Committee are committed to Board refreshment and diversity: 67% of our Board members have served on the Board for four or fewer years, and 58% of our Board is diverse. All of our Audit Committee members have financial expertise and our Compensation Committee uses an independent compensation consultant. Summary information about our Board is provided below:

	Business Leadership		Financial/Investment
12		12

	Industry Experience		Risk Oversight
3		12

	Public Company Board Experience		International Business Experience
9		10

Independence	Diversity	Tenure

iv     ABM Industries Incorporated 2019 Proxy Statement

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Practices

What We Do
•	Design Compensation Programs to Pay for Performance
•	Use Equity Awards for Long-Term Incentive and Retention
•	Maintain a Clawback Policy
•	Utilize Short-Term and Long-Term Performance-Based Incentives/Measures
•	Use an Independent Compensation Consultant
•	Require Significant Share Ownership by Executive Officers
•	Limit Perquisites
•	Use Double-Trigger Change-in-Control Arrangements

What We Don’t Do
•	No Fixed-Term Employment Agreements
•	No Gross-Ups for Taxes
•	No Repricing of Stock Options
•	No Hedging and Pledging of ABM Stock
•	No Guaranteed Bonuses

Our Executive Compensation Programs

In fiscal year 2018, our compensation programs continued to reflect the compensation philosophy established by our Compensation Committee – one that is intended to align our executives’ compensation with our strategic goals, and motivate and retain executives who are critical to our future success and long-term performance. Key features of our compensation philosophy include:

►	Performance-Based – Tie significant portions of compensation to performance metrics that align to our short-term and long-term business goals;
►

Align with Stockholder Interests – Align each executive’s interests with stockholders’ interests by requiring significant stock ownership and paying a significant portion of compensation in equity subject to performance conditions and multi-year vesting requirements; and

►	Market Competitiveness – Attract and retain key executives who possess the capability to lead the business forward by providing innovative and effective service to our clients and customers.

Elements of Total Direct Compensation:

►	Base Salary – Fixed cash compensation with adjustments tied to individual responsibilities, performance and marketplace dynamics;
►	Annual Cash Incentive Program – Focuses on near-term performance objectives reflecting company strategy;
►	Performance-Based Equity Grants – Aligns business objectives with longer-term stockholder interests; and
►	Time-Based Equity Grants – Fosters retention by delivering more stable value and continuity of leadership.

ABM Industries Incorporated 2019 Proxy Statement     v

At-Risk Compensation

A significant portion of our executives’ compensation is at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”), which is tied to annual financial and individual performance measures; performance-based equity awards, which are paid only if performance metrics established at the beginning of the three-year performance period are met; and time-based equity awards, which vest over a four-year period (collectively, performance and time-based long-term incentive awards are referred to as “LTIs”). As reflected in the following charts, approximately 84% of our CEO’s compensation is at risk. Approximately 71% of our other named executive officers’ (“NEOs”) compensation is at risk.

CEO Compensation	Other NEO Compensation

vi     ABM Industries Incorporated 2019 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSAL 1—ELECTION OF DIRECTORS

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors
Corporate Governance
Identifying and Evaluating Nominees for Directors
Board Leadership Structure
Director Independence
The Board’s Oversight of Risk Management
Mandatory Retirement
Committees
Board and Committee Attendance in Fiscal Year 2018
Compensation Committee Interlocks and Insider Participation
DIRECTOR COMPENSATION FOR FISCAL YEAR 2018
2018 Non-Employee Director Compensation
2018 Non-Employee Director Compensation Table
Non-Employee Director Deferred Compensation Plan
Other Arrangements
Director Stock Ownership Policy

ABM Industries Incorporated 2019 Proxy Statement     1

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal Summary

We are asking our stockholders to elect three nominees to serve on the Board for a three-year term and until their successors are duly elected and qualified. Information about the Board and each director nominee is included in this section. The number of directors is currently fixed at twelve. Upon the retirements of Messrs. Ferguson and Fernandes and Ms. Martin at the 2019 Annual Meeting, and effective upon the election of directors at the 2019 Annual Meeting, the size of the Board will be reduced to nine members.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each director nominee.  After consideration of each nominee’s qualifications, skills and experience, as well as his or her prior contributions to our Board, the Board believes that each nominee should continue to serve on the Board.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, the shares represented by proxies will be voted for the remaining nominees and for any substitute director nominee or nominees designated by the Board unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve.

Director nominees are elected by a majority of the votes cast. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast for that director’s election. Votes cast include votes “for” and votes “against,” but excludes any abstentions or broker non-votes. Any nominee who does not receive a majority of votes cast “for” his or her election will be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee will then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board will be required to decide whether to accept the resignation.

Nominees for Election to Serve as Directors for a Term Expiring in 2022

LeighAnne G. Baker	Director Since 2018	Age 60
Senior Vice President and Chief Human Resources Officer, Cargill, Inc.

Ms. Baker is senior corporate vice president and chief human resources officer of Cargill, Inc., a global food and agricultural company, a position held since 2014. She is a member of the executive team and responsible for Cargill’s global human resources strategy and practices. Previously, Ms. Baker served as executive vice president and chief human resources officer of Hertz Global Holdings, Inc. from 2007 to 2014. Ms. Baker also served as senior vice president, global human resources of The Reynolds & Reynolds Company from 2005 to 2007.

Ms. Baker’s qualifications to serve on our Board include many years of executive experience for large enterprises, providing extensive expertise in global human resources management, leadership development and large scale organizational change.

2     ABM Industries Incorporated 2019 Proxy Statement

Sudhakar Kesavan	Director Since 2012	Age 64
Chairman and Chief Executive Officer, ICF International, Inc.

Mr. Kesavan is chairman and chief executive officer of ICF International, Inc. (NASDAQ: ICFI) a leading provider of consulting services and technology solutions to government and commercial clients, a position held since 1999. He has also been a director of ICF International since June 1999. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser, from 1997 to 1999. Mr. Kesavan serves on the board of the Northern Virginia Technology Council. He also serves as board member emeritus of the Rainforest Alliance, a New York-based nonprofit environmental organization, on the board of Inova Health Systems, a not-for-profit healthcare system based in Northern Virginia, and is a trustee of the Shakespeare Theater Company in Washington, DC.

Mr. Kesavan’s qualifications to serve on our Board include his leadership and operational experience gained from serving as a chief executive officer and director of another public company. Mr. Kesavan brings valuable experience leading both organic growth and acquisition activities, a thorough understanding of corporate governance, compensation expertise, and operations, industry, public company board, financial, mergers and acquisitions, government and government relations, and global operations experience to our Board.

Filippo Passerini	Director Since 2017	Age 61
Operating Executive, Carlyle Group

Mr. Passerini has been an operating executive in U.S. Buyouts at Carlyle Group since 2015. Previously, Mr. Passerini served as Procter & Gamble Company’s group president, Global Business Services (GBS) and chief information officer (CIO), positions he held since February 2008 and July 2004, respectively. Mr. Passerini joined Procter & Gamble, a leading multinational manufacturer of consumer goods, in 1981 and held executive positions in the United Kingdom, Greece, Italy, Turkey, Latin America and the United States. While with Procter & Gamble, he built and led one of the largest and most progressive Shared Services organizations in the world, operating in 70 countries. Mr. Passerini has served as a director of Integer Holdings Corporation (NYSE: ITGR) since 2015 and of United Rentals, Inc. (NYSE: URI) since 2009. He is a member of the CIO Hall of Fame and has received numerous awards, including: the inaugural Fisher-Hopper Prize for Lifetime Achievement in CIO Leadership; Shared Service Thought Leader of the Year; and InformationWeek’s Chief of the Year. His work, strategies and principles have been the subject of numerous books, articles and Harvard Business Reviews.

Mr. Passerini’s qualifications to serve on our board include his significant global experience in operations, technology and general management roles. He is recognized as a thought leader in digital technology and shared services, and known for creating new, progressive business models and driving innovation. Mr. Passerini brings extensive experience in operations, information technology and shared services, as well as public company board experience to our Board.

ABM Industries Incorporated 2019 Proxy Statement     3

Directors Whose Terms Expire in 2021

Linda Chavez	Director Since 1997	Age 71
President, Becoming American Institute

Ms. Chavez is the president of the Becoming American Institute, a position she has held since 2014. Additionally, she is founder and chairman of the Center for Equal Opportunity, a position she has held since January 2006. Prior to her appointment as chairman, Ms. Chavez served as president of the Center for Equal Opportunity from January 1995 through December 2005. Ms. Chavez was a director of Pilgrim’s Pride Corporation from 2004 to 2008, where she served on the audit committee. Previously, she was a director of Greyhound Lines, Inc. from 1995 to 1999, when it was acquired by another company. Ms. Chavez has held numerous appointed positions, including chief executive officer of the National Commission on Migrant Education from 1988 to 1992, chief executive officer of the U.S. Commission on Civil Rights from 1983 to 1985, and White House director of public liaison in 1985. In 1992, she was elected by the United Nations Commission on Human Rights to serve a four-year term as U.S. Expert to the U.N. Sub-Commission on the Prevention of Discrimination and Protection of Minorities. She is a 2006 graduate of the UCLA Anderson Graduate School of Management Director Training and Certification Program and served on the advisory board of the Outstanding Directors Exchange in 2008 and 2009, and served on the board of Research Electro-Optics, a privately held company, from 2012 to 2018. Ms. Chavez also serves or has served on numerous nonprofit boards. She is an author and nationally syndicated columnist and television commentator and writes extensively about public policy issues.

Ms. Chavez’s qualifications to serve on our Board include her extensive knowledge of, and experience in, government relations, and her leadership skills and corporate governance experience gained during her service as a public company director and her involvement with nonprofit organizations. Ms. Chavez brings valuable public company board experience, compensation expertise, financial experience, public policy experience, and government and government relations experience to our Board.

Art A. Garcia	Director Since 2017	Age 57
Executive Vice President and Chief Financial Officer, Ryder System, Inc.

Mr. Garcia is the executive vice president and chief financial officer of Ryder System, Inc., a $6.8 billion commercial fleet and supply chain management solutions company, a position held since 2010. He is a member of Ryder’s executive leadership team. Previously, Mr. Garcia served as senior vice president, controller and chief accounting officer of Ryder from 2005 to 2010. Mr. Garcia joined Ryder in 1997 as senior manager of corporate accounting. He later served as director of corporate accounting and, subsequently, as group director of accounting services. Prior to joining Ryder, Mr. Garcia spent 14 years with the Miami office of the accounting firm Coopers & Lybrand LLP as senior manager of business assurance.

Mr. Garcia’s qualifications to serve on our Board include his extensive business, financial and management experience and his experience as a senior financial officer. Mr. Garcia brings valuable accounting, financial management and supply chain experience to our Board.

4     ABM Industries Incorporated 2019 Proxy Statement

Scott Salmirs	Director Since 2015	Age 56
President and Chief Executive Officer, ABM Industries Incorporated

Mr. Salmirs is president and chief executive officer of the Company, a position held since March 2015. Previously, he served as executive vice president of the Company from September 2014 to March 2015, with global responsibility for the Company’s aviation division and all international activities. Mr. Salmirs served as executive vice president of ABM Janitorial Services – Northeast from 2003 to December 2014. Prior to joining the Company, Mr. Salmirs held various leadership positions at Goldman, Sachs & Company, Lehman Brothers, Inc., and CBRE. Mr. Salmirs also serves on the board of Outreach, a New York nonprofit organization dedicated to rehabilitating teens with substance abuse issues, is a founding board member of Donate Eight, a nonprofit group associated with LiveOnNY, and also serves on the Business Advisory Council for the business program at SUNY Oneonta.

Mr. Salmirs’ qualifications to serve on our Board include his experience in the facility services industry, and his knowledge of and perspective on the Company as its president and chief executive officer. Mr. Salmirs brings valuable leadership skills and operations, financial management, industry, mergers and acquisitions, sales and marketing, and global operations experience to the Board.

Directors Whose Terms Expire in 2020

Donald F. Colleran	Director Since 2018	Age 63
Executive Vice President and Chief Sales Officer, FedEx Corporation

Mr. Colleran is executive vice president and chief sales officer of FedEx Corporation, a position held since 2017. He also serves on the Strategic Management Committee, which sets the strategic direction for FedEx. Mr. Colleran joined FedEx in 1989, where he has served in a variety of leadership roles including executive vice president, global sales of FedEx Services from July 2006 through December 2016. He is also a director of EastGroup Properties, Inc. (NYSE: EGP), an equity real estate investment trust.

Mr. Colleran’s qualifications to serve on our Board include his extensive experience in a variety of leadership roles at a major, multinational company, including business, sales, leadership, and global operations. Mr. Colleran also brings public company experience to our Board.

ABM Industries Incorporated 2019 Proxy Statement     5

Thomas M. Gartland	Director Since 2015	Age 61
Former President, North America of Avis Budget Group, Inc.

Mr. Gartland retired in December 2014 from his role as president, North America for Avis Budget Group, Inc., a leading global provider of vehicle rental services, a position he held from October 2011 to December 2014. Previously, he was executive vice president, Sales, Marketing and Customer Care at Avis Budget Group, Inc. from April 2008 to October 2011, where he developed the overall strategic direction for marketing and sales. Mr. Gartland was employed by JohnsonDiversey, Inc. from 1994 to 2008, in various high-level capacities, including as president of the company’s North American region from 2003 to 2008, vice president, Sales, Health and Hospitality from 2002 to 2003, vice president, Business Development from 1998 to 2002, with various positions of increasing responsibility within the company from 1994 to 1998. Prior to that, Mr. Gartland served as vice president and director of national accounts at Ecolab, Inc. from 1980 to 1994. Mr. Gartland serves on the board of directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR), a self-advised and self-administered REIT that invests primarily in premium full-service, lifestyle and urban upscale hotels.

Mr. Gartland’s qualifications to serve on our Board include his extensive experience in senior executive positions at major, multinational companies, including sales, operations, financial management, leadership, and mergers and acquisitions. He also brings public company board experience to our Board.

Winifred (Wendy) M. Webb	Director Since 2014	Age 60
Chief Executive Officer, Kestrel Corporate Advisors

Ms. Webb is chief executive officer of Kestrel Corporate Advisors, a position she has held since 2013. From 2010 to 2013, she was managing director for Tennenbaum Capital Partners, now part of BlackRock. Ms. Webb was a member of the corporate executive team for Ticketmaster from 2008 to 2010. She served for 20 years with The Walt Disney Company, from 1988 to 2008, in various senior positions including corporate senior vice president of investor relations and shareholder services, and governance outreach. She was also executive director for The Walt Disney Company Foundation. Before Disney, she held roles in investment banking. Ms. Webb is an NACD Board Leadership Fellow, the highest level of credentialing for corporate directors offered by The National Association of Corporate Directors. She serves on the board of directors of Wynn Resorts, Limited (NASDAQ: WYNN) and on the board of trustees of American Homes 4 Rent (NYSE: AMH). She previously served on the boards of 9 Spokes (ASX: 9SP) from 2015 to 2018, of TiVo Inc. (NASDAQ: TIVO) in 2016, of Jack in the Box Inc. (NASDAQ: JACK) from 2008 to 2014, and of nonprofit PetSmart Charities, Inc. from 2014 to 2016. She currently serves as co-chair of nonprofit WomenCorporateDirectors, LA/Orange County Chapter. In 2018, Ms. Webb was recognized by NACD as a Directorship 100 honoree, by WomenInc. as a Most Influential Corporate Board Director, and by Directors & Boards as a Director to Watch.

Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies and her experience in the global financial services industry. Ms. Webb brings valuable public company board, finance, investor relations, operations, communications, media and public relations, treasury, corporate governance, sales and marketing, global operations, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets experience to our Board.

6     ABM Industries Incorporated 2019 Proxy Statement

Directors Who Will Retire at the 2019 Annual Meeting of Stockholders

J. Philip Ferguson	Director Since 2009	Age 73
Former Vice-Chairman, University of Texas Investment Management Company

Mr. Ferguson has spent over 45 years in the investment management business, currently serving on the board of managers of Salient Partners, on the investment committee for Silver Ventures, on the investment board for San Manuel Band of Mission Indians, and as non-executive chair of the investment committee of Ascendant Advisors. Mr. Ferguson served until April 2012 on the board of directors of the University of Texas Investment Management Company (UTIMCO), a position he held since August 2003. He chaired the UTIMCO compensation committee and served on its risk and policy committees. Mr. Ferguson also serves on the advisory committee of the MBA Investment Fund at the McCombs School of Business at the University of Texas – Austin, a position held since March 2005, and is a member of the Investment Committee for Houston Endowment Inc. Mr. Ferguson held various executive positions with AIM Capital Management, Inc. (now Invesco AIM) from 2000 to 2007, serving most recently as president and chief investment officer. Previously, he held senior positions at several investment management firms, including: managing partner at Beutel, Goodman & Company; senior vice president at Lehman Brothers, Inc.; and vice president of Goldman, Sachs & Company. Mr. Ferguson also serves or has served on various investment and civic boards, including the Investment Advisor Association, the Houston Ballet, the Memorial Hermann Foundation, Museum of Fine Arts, Houston, and on the Chancellor’s Advisory Council of Texas Christian University.

Anthony G. Fernandes	Director Since 2007	Age 73
Former Chairman, Chief Executive Officer and President of Philip Services Corporation

Mr. Fernandes served as chairman, chief executive officer and president of Philip Services Corporation from August 1999 to April 2002. Prior to joining Philip Services Corporation, Mr. Fernandes had a 30-year career with the Atlantic Richfield Company (ARCO), serving as executive vice president and director of ARCO from 1994 to 1999; president of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994; and corporate controller of ARCO from 1987 to 1990. He also served as the chairman of ARCO Chemical Company, a NYSE company 80% owned by ARCO. Additionally, he was a trustee for the Claremont McKenna College, a California Institution from 1997 to 2005, a director of Tower Automotive, Inc. from 2003 to 2007, a director of Black and Veatch from 1999 to 2016, a director of Cytec Industries from 2002 to 2015, a director of Baker Hughes Incorporated from 2001 to 2017, and a director of Envirosystems, Inc., a privately held Canadian company, from 2015 to 2018. Mr. Fernandes currently serves as a director of Snack It Forward LLC, a privately held snack company.

ABM Industries Incorporated 2019 Proxy Statement     7

Lauralee E. Martin	Director Since 2015	Age 68
Former President and Chief Executive Officer of HCP, Inc.

Ms. Martin served as chief executive officer and president of HCP, Inc., a real estate investment trust focusing on properties serving the healthcare industry, from October 2013 to July 2016. Prior to joining HCP in October 2013, Ms. Martin was employed by Jones Lang LaSalle Incorporated, one of the world’s leading real estate services and money management firms, in various high-level capacities, including as chief executive officer, Americas beginning in January 2013. Prior to that, she was executive vice president and chief financial officer since January 2002, and was appointed to the additional position of chief operating officer in January 2005. Ms. Martin served on its board of directors from 2005 until May 2013. Ms. Martin previously held positions with Heller Financial as its chief financial officer, senior group president – Heller Financial Real Estate, Equipment Financing and Small Business Lending and served as president of its Real Estate group. Ms. Martin was also a member of the Heller Financial board of directors. Ms. Martin has served on the board of directors of Kaiser Aluminum Corporation (NASDAQ: KALU) since 2010, and on the board of directors of QuadReal Property Group since December 2016. She previously served as a director of HCP, Inc. from 2008 to July 2016, of KeyCorp from 2003 through 2010, and of Gables Residential Trust from 1994 through 2005. Ms. Martin served as a trustee of the Urban Land Institute and the International Council of Shopping Centers.

8     ABM Industries Incorporated 2019 Proxy Statement

The Board of Directors

Our Board of Directors (the “Board”) is divided into three classes serving staggered three-year terms. Directors whose terms expire in 2019 are LeighAnne G. Baker, Sudhakar Kesavan, Lauralee E. Martin, and Filippo Passerini. Messrs. Ferguson and Fernandes will retire at the 2019 Annual Meeting of Stockholders in accordance with our Director Retirement Policy. In addition, as previously disclosed, Ms. Martin is retiring from the Board at the 2019 Annual Meeting and will not stand for re-election. Upon the retirements of Messrs. Ferguson and Fernandes and Ms. Martin at the 2019 Annual Meeting, and effective upon the election of directors at the 2019 Annual Meeting, the size of the Board will be reduced to nine members.

Mr. Colleran and Ms. Baker, who were appointed to the Board in September 2018 and October 2018, respectively, have not yet been appointed to Board Committees as of the date of this Proxy Statement. New Board Committee assignments will be made at the March 2019 Board meeting immediately following the 2019 Annual Meeting of Stockholders. Each independent member of the Board is eligible to serve on any Committee of the Board.

				Committee				Qualifications
Name and Current Position	Age	Director Since	Independent	Audit	Compensation	Governance	Strategy and Enterprise Risk	Business Leadership	Industry Experience	Public Company Board	Financial/Investment	Risk Oversight	International Business
LeighAnne G. Baker Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	60	2018	YES					•			•	•	•
Linda Chavez President, Becoming American Institute	71	1997	YES		•	Chair		•		•	•	•
Donald F. Colleran Executive Vice President and Chief Sales Officer, FedEx Corporation	63	2018	YES					•		•	•	•	•
J. Philip Ferguson Former Vice Chairman, University of Texas Investment Management Company	73	2009	YES	•		•		•		•	•	•
Anthony G. Fernandes Former Chairman, Chief Executive Officer and President, Philip Services Corporation	73	2007	YES	Chair			•	•		•	•	•	•
Art A. Garcia Executive Vice President and Chief Financial Officer, Ryder Systems, Inc.	57	2017	YES	•			•	•			•	•	•
Thomas M. Gartland Former President, North America of Avis Budget Group, Inc.	61	2015	YES		Chair	•		•		•	•	•	•
Sudhakar Kesavan* Chairman and Chief Executive Officer, ICF International, Inc.	64	2012	YES			•		•	•	•	•	•	•
Lauralee E. Martin Former President and Chief Executive Officer, HCP, Inc.	68	2015	YES	•	•			•	•	•	•	•	•
Filippo Passerini Operating Executive, Carlyle Group	61	2017	YES		•		Chair	•		•	•	•	•
Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	56	2015	NO					•	•		•	•	•
Winifred M. Webb Chief Executive Officer, Kestrel Corporate Advisors	60	2014	YES	•			•	•		•	•	•	•

*As Chairman of the Board, Mr. Kesavan attends all committee meetings and is a member of the Governance Committee.

ABM Industries Incorporated 2019 Proxy Statement     9

Corporate Governance

Our Board has adopted Corporate Governance Principles that reflect our commitment to sound corporate governance and the role of governance in building long-term stockholder value. Our Corporate Governance Principles, which include our independence standards, can be found on our website at http://investor.abm.com/corporate-governance.cfm. Other information relating to our corporate governance is also available on our website at the same address, including our Bylaws, our Code of Business Conduct, and the Charters of our Audit Committee, Compensation Committee, Governance Committee, and Strategy and Enterprise Risk Committee. These documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board will participate in this process, as appropriate. The Governance Committee periodically reviews the skills and types of experience that it believes should be represented on the Board in light of the Company’s current business needs and strategy. The Governance Committee then uses this information to consider whether all of the identified skills and experience are represented on the Board. Based upon its review, the Governance Committee may recommend to the Board that the expertise of the current members should be supplemented. The Governance Committee takes these factors into account when looking for candidates for the Board. Candidates recommended by the Governance Committee are subject to approval by the full Board. Our Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.

Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee is also responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspectives. The Governance Committee believes that this will contribute to a Board that reflects diversity, including, but not limited to, gender, ethnicity, background and experience. We do not have a policy that requires specified types of diverse backgrounds. The Governance Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area or endeavor, understand the role of a public company director and can provide insights and practical wisdom based on their experience and expertise.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as search firms and the relationships of current directors. Candidates may also come to the attention of the Governance Committee through stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year.

Our directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve. They are also expected to meet as frequently and spend as much time as necessary to properly discharge their responsibilities and duties as directors and to arrange their schedules so that other existing and planned future commitments do not materially interfere with their service as a director. Ordinarily, directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other companies may not serve on the boards of more than two other publicly traded companies. Other directors may not serve on the boards of more than four other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

Board Leadership Structure

The Company currently has separate persons serving as its Chairman and its Chief Executive Officer, in recognition of the differences between the two roles. The Chief Executive Officer (Mr. Salmirs) has general and active management over the business and affairs of the Company, subject to the control of the Board. The Chairman of our Board (Mr. Kesavan) is charged with presiding over all meetings of the Board and our stockholders, as well as providing advice and counsel to the Chief Executive Officer, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company’s General Counsel. The Board believes that at this time, the separation of these roles is the most appropriate and effective leadership structure for the Company and its stockholders.

10     ABM Industries Incorporated 2019 Proxy Statement

Director Independence

Our Corporate Governance Principles provide that a majority of our directors must be independent; Further, the Committee Charters for our Audit Committee, Compensation Committee and Governance Committee require all members be independent, while the Committee Charter for our Strategy and Enterprise Risk Committee requires all members be non-management directors. Each year, our Governance Committee reviews the independence of each of our directors under applicable New York Stock Exchange (“NYSE”) listing standards and considers any current or previous employment relationships as well as any transactions or relationships between our Company and our directors or any members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under applicable NYSE listing standards or are otherwise inconsistent with a determination that the director is independent.

Our Governance Committee has affirmatively determined and recommended to our Board, and the Board has agreed, that all of our directors, other than our Chief Executive Officer, should be designated as independent.

The Board’s Oversight of Risk Management

Company management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. Our management has implemented an enterprise risk management (ERM) process designed to work across the Company to identify, assess, govern and manage risks and the Company’s response to those risks.

Our Strategy and Enterprise Risk Committee assists the Board in its oversight of the overall ERM program, including risks relating to operations.

Our Audit Committee oversees risks relating to our accounting, reporting and financial practices, including financial controls, and our compliance with certain legal and regulatory requirements.

Our Compensation Committee oversees compensation-related risk management, as discussed in “Compensation Discussion and Analysis” later in this Proxy Statement.

Our Governance Committee oversees risks associated with board structure and other corporate governance policies and practices.

In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. Each committee reports regularly to the full Board on its activities, including on matters relating to risk oversight. In addition, the Board participates in regular discussions in executive sessions led by the Chairman of the Board and with the Company’s senior management on many key subjects, including strategy, industry group performance, operations, information systems, finance, and legal.

The Board’s Role in Cybersecurity Risk Oversight

Enterprise cybersecurity risk management is an important focus of our Board and its Strategy and Enterprise Risk Committee. As part of their oversight of risk management, the Board and the Strategy and Enterprise Risk Committee each receive regular reports and updates from the Company’s Chief Information Officer. Such reports cover the Company’s information technology security program, including its current status, capabilities, objectives and plans, as well as the evolving cybersecurity threat landscape.

Mandatory Retirement

The Board has adopted a mandatory retirement policy for non-employee directors. Under this policy, a director who attains the age of 73 during his or her current term must resign from the Board effective upon the conclusion of the annual stockholders meeting next following his or her 73rd birthday.

Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Strategy and Enterprise Risk Committee. Each committee is composed solely of independent directors, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, meets regularly in executive session, annually evaluates its performance and has the authority to retain outside advisors. Annually, or more frequently, as needed, our Governance Committee reviews

ABM Industries Incorporated 2019 Proxy Statement     11

committee assignments and makes recommendations to the Board with respect to committee membership, taking into consideration each director’s qualifications and the desire to refresh committee membership. The primary responsibilities of each committee, as well as membership of each committee, as of the date of this Proxy Statement, are summarized below. Each committee is governed by a charter, which sets forth the applicable responsibilities for each committee.  For more information, see the committee charters on the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

Audit Committee

Anthony G. Fernandes, Chair J. Philip Ferguson Art A. Garcia Lauralee E. Martin Winifred M. Webb	Key Oversight Responsibilities

	•	Independent auditor, including audit/nonaudit services provided
	•	Scope and results of the independent auditor’s audit
	•	Financial reporting activities and accounting standards/principles used
	•	Internal audit functions
	•	Disclosure controls and internal controls

The Board has determined that each member of the Audit Committee is financially literate and that each qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

The Audit Committee met six times in fiscal year 2018.

Compensation Committee

Thomas M. Gartland, Chair Linda Chavez Lauralee E. Martin Filippo Passerini	Key Oversight Responsibilities

	•	CEO compensation and evaluation
	•	Executive incentive compensation
	•	Equity plan and awards
	•	Review of compensation structure
	•	Executive employment and severance agreements

The Compensation Committee met seven times in fiscal year 2018.

Governance Committee

Linda Chavez, Chair J. Philip Ferguson Thomas M. Gartland Sudhakar Kesavan	Key Oversight Responsibilities

	•	Director recruitment
	•	Corporate governance
	•	Board committee structure and membership
	•	Director compensation
	•	Executive and Board Succession planning

The Governance Committee met five times in fiscal year 2018.

Strategy and Enterprise Risk Committee

Filippo Passerini, Chair Anthony G. Fernandes Art A. Garcia Winifred M. Webb	Key Oversight Responsibilities

	•	Strategy development
	•	Strategy implementation
	•	Enterprise risk assessment

The Strategy and Enterprise Risk Committee met four times in fiscal year 2018.

12     ABM Industries Incorporated 2019 Proxy Statement

Board and Committee Attendance in Fiscal Year 2018

During fiscal year 2018, the Board held eight meetings. Together, the directors attended 99% of the combined total meetings of the full Board and the committees on which they served in fiscal year 2018, and no director attended less than 93% of the combined total meetings of the full Board and the committees on which he or she served in fiscal year 2018. Our Board meets in executive session during each regularly scheduled Board meeting, with the Chairman of the Board presiding at such executive sessions, and may meet in executive session during specially called meetings.

Our directors attend our annual meetings of stockholders, absent a conflict or other extenuating circumstances. Each of our then serving directors attended the 2018 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2018 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2018

ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to chairing or serving on a committee, and equity grants. ABM also reimburses its directors for out-of-pocket expenses incurred in attending Board and Committee meetings. Equity awards to non-employee directors are granted under our stockholder-approved 2006 Equity Incentive Plan. The Governance Committee reviews the compensation of non-employee directors periodically and recommends changes to the Board whenever it deems appropriate. Semler Brossy Consulting Group, LLC (“Semler Brossy”), the Compensation Committee’s independent consultant, periodically provides information regarding non-employee director compensation to the Governance Committee.

2018 Non-Employee Director Compensation Elements

Compensation Element	2018 Compensation Program
Annual Board Cash Retainer	• $175,000 for Chairman of the Board • $80,000 for other non-employee directors
Annual Board Equity Retainer	• $175,000 for Chairman of the Board (vesting after one year) • $125,000 for other non-employee directors (vesting after one year)
Board and Committee Attendance Fees	None
Annual Chair Cash Fees	• $15,000 for Audit Chair • $10,000 for Compensation Chair • $7,500 for Governance Chair • $7,500 for Strategy and Enterprise Risk Chair
Annual Committee Member Retainer* *The Chairman of the Board does not receive a separate retainer for Committee memberships	• $20,000 for Audit members • $12,500 for Compensation members • $10,000 for Governance members • $10,000 for Strategy and Enterprise Risk members
Ad Hoc Committee Service or Investment of Significant Time Above and Beyond the Requirements of Board or Committee Service*	• $2,000 per day*
*The Chairman of the Board is not eligible to receive such payments	*No directors received any such payments in 2018

ABM Industries Incorporated 2019 Proxy Statement     13

2018 Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Name of Director	($)	($)	($)	($)
LeighAnne G. Baker	1,935	-	-	1,935
Linda Chavez	110,000	124,994	10,127	245,121
Donald F. Colleran	13,333	41,644	-	54,977
J. Philip Ferguson	110,000	124,994	5,595	240,589
Anthony G. Fernandes	125,000	124,994	27,814	277,808
Art A. Garcia	110,000	124,994	3,088	238,082
Thomas M. Gartland	112,500	124,994	4,968	242,462
Sudhakar Kesavan(4)	175,000	174,976	6,689	356,665
Lauralee E. Martin	112,500	124,994	4,968	242,462
Filippo Passerini	110,000	124,994	3,088	238,082
Winifred M. Webb	110,000	124,994	9,484	244,478

(1)	Amount includes annual Board cash retainers and Committee cash fees.
(2)

The value of stock awards shown in the “Stock Awards” column is based on the grant date fair value computed in accordance with FASB ASC Topic No. 718. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price of the Company’s common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last held annual meeting of stockholders receives a prorated grant of restricted stock units (“RSUs”) based on the date that he or she joined the Board. As Mr. Colleran was named to the Board in September 2018, he received a prorated grant of 1,227 RSUs on September 11, 2018. As Ms. Baker was named to the Board in October 2018, she received a prorated grant of 691 RSUs on December 21, 2018, which was in fiscal year 2019. In addition, each non-employee director who was expected to continue on the Board after the 2018 Annual Meeting received an annual grant on January 4, 2018. For each then-current director, with the exception of Mr. Kesavan, the grant for 2018 on January 4, 2018 was 3,261 RSUs, which was calculated by dividing $125,000 by $38.33. For Mr. Kesavan, the grant for 2018 on January 4, 2018 was 4,565 RSUs, which was calculated by dividing $175,000 by $38.33. Director RSUs granted in fiscal year 2018 vest on the first anniversary of the grant date, except that in the case of a mandatory retirement, RSUs immediately vest upon retirement. RSUs held by each director as of October 31, 2018 were: Ms. Chavez, 14,404; Mr. Colleran, 1,227; Mr. Ferguson, 7,604; Mr. Fernandes, 40,195; Mr. Garcia, 4,912; Mr. Gartland, 6,656; Mr. Kesavan, 8,840; Ms. Martin, 6,656; Mr. Passerini, 4,912; and Ms. Webb, 14,166. As of October 31, 2018, the aggregate number of stock options (relating to grants prior to 2006) held by Ms. Chavez was 6,000.

(3)

Amounts shown include value of dividend equivalents (DEUs) credited in fiscal year 2018 with respect to RSUs to non-employee directors. DEUs are settled in Company stock when the underlying RSUs vest. Directors who defer RSUs under the Deferred Compensation Plan for Non-Employee Directors do not receive DEUs on deferred RSUs until the underlying RSUs are paid out. For Mr. Kesavan, the amount shown includes $689 in family/spousal travel.

(4)	Chairman of the Board.

Non-Employee Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and fees until they cease to be members of the Board, or to specified withdrawal dates (at least three years after their election), in accordance with the terms of the Director Deferred Compensation Plan. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. In addition, the Director Deferred Compensation Plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date.

14     ABM Industries Incorporated 2019 Proxy Statement

Other Arrangements

ABM has entered into indemnification agreements with its directors. Among other things, these agreements require ABM to indemnify its directors to the fullest extent provided by Delaware law against certain liabilities that may arise in connection with their service as directors. ABM permits non-employee directors who were members of the Board on or before October 31, 2012 to participate in ABM’s health benefit plans. Directors who elect to participate pay the entire direct costs of participation in such plans. This benefit is not available to directors who join the Board after October 31, 2012. No directors are currently participating in ABM’s health benefit plans.

Director Stock Ownership Policy

Our Director Stock Ownership Policy requires directors to hold common stock (including unvested or deferred RSUs) having a value equivalent to five times his or her annual cash retainer within five years of becoming a director. Under this policy, directors who are not at their targeted stock ownership level within the five-year period must hold at least 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan or acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price. All directors are either at or above the targeted stock ownership levels or are still within the initial five-year period.

Pursuant to our anti-hedging and pledging policy, none of our directors is permitted to hedge or pledge shares of ABM’s common stock.

ABM Industries Incorporated 2019 Proxy Statement     15

EXECUTIVE COMPENSATION
PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Philosophy and Practices
How We Compensated Our NEOs in 2018
Other Compensation and Governance-Related Matters
Compensation Committee Report
Additional Information About Executive Compensation
2018 Summary Compensation Table
Grants of Plan-Based Awards During Fiscal Year 2018
Outstanding Equity Awards at 2018 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2018
Nonqualified Deferred Compensation in Fiscal Year 2018
Potential Benefits on Termination
Potential Payments upon Qualifying Terminations of Employment Following a Change-in-Control
Potential Payments upon Retirement
Potential Payments upon Termination without Cause
Potential Payments upon Death or Disability
CEO Pay Ratio

16     ABM Industries Incorporated 2019 Proxy Statement

PROPOSAL 2—ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

Proposal Summary

We are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation policies and practices as described in the Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the following resolution:

RESOLVED—that the stockholders approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2019 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the preceding resolution. Your vote is advisory and so it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on the proposal will be considered as an approval of the proposal.

ABM Industries Incorporated 2019 Proxy Statement     17

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly compensated executive officers who are named in the summary compensation table (collectively, our “NEOs”). Our Compensation Committee (referred to as the “Committee” in this section of the Proxy Statement) oversees all aspects of our NEO compensation. Our NEOs for fiscal year 2018 are:

•	Scott Salmirs, President and Chief Executive Officer
•	D. Anthony Scaglione, Executive Vice President and Chief Financial Officer
•	Scott J. Giacobbe, Executive Vice President and Chief Operating Officer
•	Rene Jacobsen, Executive Vice President and President, Business & Industry
•	Andrea R. Newborn, Executive Vice President, General Counsel and Secretary

OUR COMPENSATION PHILOSOPHY AND PRACTICES

Compensation Philosophy

Our objective is to design an executive compensation program that encourages all of our leaders to produce strong financial results and create sustainable long-term value for our stockholders. To achieve this, we:

•

use evaluation criteria that include both internally measured performance (represented by our performance against our financial targets) and externally measured performance (represented by total stockholder return);

•	place significant weight on long-term equity compensation, thereby tying the total compensation of our executives to the achievement of sustained stockholder value creation; and
•	provide a mix of short-term annual cash incentive compensation and long-term performance-based equity compensation.

Best Practices

Following are some of the best practices we employ in our compensation program.

•	At-Will Employment. We do not have fixed-term employment agreements with our NEOs.
•

Clawback Policy.  Our recoupment policy extends to both cash incentive and equity compensation, and permits us to recover incentive compensation paid to executives in connection with a restatement of the Company’s financial statements or in cases where the executive’s conduct would permit the Company to terminate him or her for “cause.”

•	No Single-Trigger Change-in-Control Payments. We utilize double-trigger change-in-control provisions.
•	No Tax Gross-Ups. We do not have tax gross-ups.
•	No Hedging or Pledging. We prohibit hedging and pledging of Company stock.
•	Stock Ownership Guidelines. We require significant stock ownership by our executive officers.
•	Limited Perquisites. Our executive officers receive limited perquisites.
•	No Unearned Dividends or Dividend Equivalents. Our executive officers receive dividend equivalents on equity awards only to the extent that the awards are earned.

18     ABM Industries Incorporated 2019 Proxy Statement

2018 “Say-on-Pay” Vote Considerations

In March 2018, our say-on-pay proposal was approved by approximately 94% of votes cast by our stockholders. The Committee and management are committed to strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program. The Committee and management will continue to use the annual say-on-pay vote as a guidepost for stockholder perspective.

Role of the Compensation Committee

The Committee is responsible for the design of the Company’s executive compensation program, and for reviewing the overall effectiveness of our executive compensation program to ensure the design achieves our objectives. The Committee:

•	approves CEO annual performance objectives and performance achievement;
•	approves our compensation market analysis process, as well as the companies used for compensation and design comparison purposes;
•	approves performance metrics for our annual and long-term incentive compensation programs;
•	approves non-CEO executive officer compensation, based on recommendations from the CEO; and
•	performs an annual evaluation of risk as it pertains to our Company-wide incentive compensation plans and programs.

Based on the Committee’s assessment of the CEO’s performance achievement against his performance objectives, the Committee recommends CEO compensation to the independent members of our Board. This recommendation includes base pay levels, cash incentive compensation and equity awards. All elements of CEO pay are approved by such directors.

The Committee generally has the authority to delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company. The Committee also generally has the authority to delegate such powers and authority as it may determine to be appropriate.

Role of Compensation Consultants

The Committee continued to engage Semler Brossy in fiscal year 2018 to serve as its independent compensation consultant. The Committee takes into consideration the advice of Semler Brossy to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Semler Brossy works for the Committee and, with the approval of the Committee, has also provided services to the Governance Committee in connection with director compensation matters. Semler Brossy provides no services to the Company. The Committee has determined Semler Brossy to be independent from the Company. The Company’s management retains Willis Towers Watson as its primary compensation consultant to advise on program design, apprise management of evolving practices and trends, and perform other consulting services as needed. The Committee also considered the independence of Willis Towers Watson under applicable rules of the New York Stock Exchange. From time to time, the Committee may engage other consultants and advisors in connection with various compensation and benefits matters.

Use of Market Data and Our Compensation Comparator Group

The Committee uses compensation at our comparator group as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with Semler Brossy, the Committee regularly reviews the various criteria by which it selects the Company’s Compensation Comparator Group (“CCG”). Companies in our CCG are generally selected with reference to the following criteria:

•	companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, and cleaning;
•	companies in other industries that have a high ratio of employees to revenue or market capitalization; and
•	companies that generate annual revenue comparable to ABM.

ABM Industries Incorporated 2019 Proxy Statement     19

The Committee’s decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the CCG. The Committee believes that the proxy data reviewed provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those which we seek in our executives. Compensation for our executives is typically managed within the ranges of compensation paid by companies in the CCG. While the Committee normally references the CCG median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and attract and retain executive talent. The Committee places significant weight on individual job performance, experience, compensation history, future potential, internal comparisons, affordability, retention risk, and in the case of executives other than the CEO, the CEO’s recommendations.

2018 COMPENSATION COMPARATOR GROUP
Aramark Corporation ArcBest Corporation The Brink’s Company C. H. Robinson Worldwide, Inc. Cintas Corporation Convergys Corporation Emcor Group, Inc.	Healthcare Services Group, Inc. Insperity, Inc. Iron Mountain Inc. J.B. Hunt Transport Services, Inc. Kelly Services, Inc. Republic Services, Inc. Robert Half International, Inc.	ServiceMaster Global Holdings, Inc. SP Plus Corporation Stericycle, Inc. TrueBlue, Inc. United Rentals, Inc. Werner Enterprises, Inc.

In October 2017, the Committee reviewed the CCG and added Stericycle, Inc. to the CCG for fiscal year 2018, as they share business attributes with ABM. Brinker International, Inc. and Rollins Inc. were removed from the Company’s 2018 CCG as these companies’ business and financial profiles no longer align with those of ABM. There are no changes to the CCG for fiscal year 2019.

Pay-for-Performance Alignment

The following graph illustrates three-year realizable compensation of our NEOs compared to the compensation of NEOs in our CCG. Each point on the graph represents three-year realizable compensation of the NEOs in this group relative to his or her company’s three-year Total Stockholder Return (“TSR”) performance over the 2015–2017 period. ABM’s position in this graph shows that the Company’s pay for performance is aligned with that of our CCG.

TSR reflects share price appreciation, adjusted for dividends and stock splits.

20     ABM Industries Incorporated 2019 Proxy Statement

Realizable pay consists of: (1) actual base salary paid over the three-year period; (2) actual short-term incentive payouts over the three-year period; and (3) the 12/31/2017 market value of equity grants as listed below:

•	in-the-money value of stock options granted over the three-year period;
•	market value of time-vested restricted stock unit grants made over the three-year period based on the stock price at the end of the period; and
•

performance-based incentives: (i) as achieved, for performance cycles that have been completed through 2018; and (ii) as granted, for performance cycles that have not yet been completed, assuming target performance.

Elements of Compensation

The material components of our executive compensation program and their purposes and characteristics are summarized below.

Pay Element	Description and Purpose		Link to Business and Strategy
Base salary – payable in cash	•	Designed to recognize individual responsibilities, performance, leadership skills and time in role	•	Competitive base pay to help attract and retain strong executive talent
	•	Annual review and adjustment, if appropriate	•	Increases are not automatic or guaranteed
Annual short-term incentives – payable in cash	•	Variable compensation measured by performance against annually established financial and individual performance targets	•	Design of short-term incentives is evaluated annually for alignment with Company strategy
	•	Designed to reward annual performance related to key financial and operational measures
Long-term incentives – structured as equity awards, settled in Company stock	•	Variable compensation that consists of a mix of performance-based and time-vested equity awards	•	Designed to link incentives to long-term stockholder value creation
			•	Performance-based equity programs are evaluated annually for alignment with Company strategy
	•	Equity award mix and design of performance metrics reviewed annually

Using the elements of compensation described above, we structure our program in a way that places a significant portion of our executives’ compensation at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”) which is tied to annual financial and individual performance measures; performance-based equity awards which are paid only if performance metrics established at the beginning of the three-year performance period are met (“PSUs”); TSR performance shares, which are performance-based awards paid based on the Company’s relative TSR performance (“TSR Performance Shares”), and time-based equity awards which vest over a four-year period (“RSUs”) and collectively with PSUs and TSR Performance Shares, “LTIs”. As reflected in the charts below, approximately 84% of our CEO’s compensation is at risk. Approximately 71% of our other NEOs’ compensation is at risk.

ABM Industries Incorporated 2019 Proxy Statement     21

CEO Compensation	Other NEO Compensation

HOW WE COMPENSATED OUR NEOS IN 2018

2018 Base Salary

The Compensation Committee reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year, and as needed, in connection with recruitment, promotions or other changes in responsibilities. Base salary amounts affect potential annual cash performance incentive payments and equity award grant amounts, since these other compensation elements are based on a percentage of base salary. The following table shows each NEO’s 2017 and 2018 base salaries. Annual changes in base salary typically become effective on January 1.

NEO	2017 Annual Base Salary		2018 Annual Base Salary
Scott Salmirs	$900,000		$990,000
D. Anthony Scaglione	$500,000		$550,000
Scott J. Giacobbe	$451,376	(1)	$550,000
Rene Jacobsen	$500,000		$510,000
Andrea R. Newborn	$500,000	(2)	$510,000

(1)	On November 1, 2017, Mr. Giacobbe received an increase in base salary to $550,000 in connection with his promotion to Chief Operating Officer.

(2)	Ms. Newborn’s 2017 annual base salary became effective as of July 5, 2017, when Ms. Newborn’s employment with the Company commenced.

The base salaries for our NEOs are reviewed annually when the Compensation Committee reviews its compensation benchmark information. Salary increases for our NEOs for 2018 reflected performance and market-based considerations, including peer group benchmarking.

2018 Annual Cash Incentive Compensation

Each year, the Committee reviews the Company’s strategy and develops an annual cash incentive program (“CIP”) that is designed to incentivize behavior that will drive corporate financial objectives (“Financial Objectives”), corporate safety objectives (“Safety Objectives”) and individual performance objectives (“Personal Objectives” and together with Financial Objectives and Safety Objectives, “Performance Objectives”), to ensure achievement aligned with the Company’s strategic objectives. This process generally begins in the fourth quarter of the preceding fiscal year and culminates in the first quarter of the fiscal year, when Financial Objectives and targets are established by the Board and incorporated into the CIP by the Committee. As part of this process, the Committee reviews the Company’s strategic priorities and operating budget and market data, and these factors inform the Committee’s decisions with respect to annual incentive opportunities.

22     ABM Industries Incorporated 2019 Proxy Statement

The Committee also establishes the relative weighting of the Financial Objectives, Safety Objectives and Personal Objectives for all NEOs at the beginning of the year. At the end of each year, the Committee conducts an extensive review of our CEO’s performance in executive session, with the assistance of Semler Brossy. Our CEO provides the Committee with an assessment of performance for each of the other NEOs. Each assessment takes into account a number of quantitative and qualitative factors, such as the attainment of key strategic goals and the Performance Objectives that were set in the beginning of the fiscal year. After assessing the CEO’s performance, the Committee recommends the CEO’s cash incentive award to the independent members of the Board, who then determine the CEO’s cash incentive award. The Committee also reviews the CEO’s assessment of the other NEOs and establishes the cash incentive awards of the other NEOs.

Each of our NEOs was eligible to earn an annual cash incentive award under the CIP in fiscal year 2018.

2018 Financial and Safety Objectives under Our CIP

Financial Objectives under the CIP in 2018 were established by the Committee in the first quarter of 2018. The Financial Objectives include a combination of adjusted EBITDA margin compared to budget and income from continuing operations compared to budget, to provide balanced measurement across both factors.

Mr. Jacobsen’s Financial Objectives also included objectives relating to the overall Commercial Operations and Business & Industry group specifically. All NEOs had Safety Objectives, comprised of numerous metrics relating to promoting a safe working environment.

At the beginning of fiscal year 2018, the Committee determined that 60% of the cash incentive award opportunity under the CIP for our NEOs would be based on the Company’s achievement of Financial Objectives and 10% of the cash incentive award opportunity under the CIP for our NEOs would be based on the Company’s achievement of Safety Objectives.

2018 Personal Objectives under Our CIP

In the beginning of each year, the Committee establishes Personal Objectives for the CEO in consultation with our Board. The CEO reviews and approves the Personal Objectives for the other NEOs, with the Committee retaining the discretion to change these Personal Objectives.

At the beginning of fiscal year 2018, the Committee determined that 30% of the cash incentive award opportunity under the CIP for our NEOs would be based on the achievement of Personal Objectives.

Bonus Targets and CIP Performance Objectives Weighting

Each NEO’s potential CIP award was expressed as a percentage of his or her base salary, including threshold, target and maximum percentages.

The target bonus potential for each NEO and relative weights for each Performance Objective of the CIP are set forth in the following table. Payout can range from zero to 167.5% of target.

ABM Industries Incorporated 2019 Proxy Statement     23

2018 Annual Cash Incentive Program Bonus Targets and Weighting
		Performance Objectives Weighting
	Target Bonus as Percentage of Salary(1)	Financial Objectives			Safety Objectives	Personal Objectives
		Corporate	Commercial Operations (All Industry Groups)	Business & Industry
Scott Salmirs	125%	60%	--	--	10%	30%
D. Anthony Scaglione	100%	60%	--	--	10%	30%
Scott J. Giacobbe	100%	60%	--	--	10%	30%
Rene Jacobsen	60%	10%	20%	30%	10%	30%
Andrea R. Newborn	70%	60%	--	--	10%	30%
(1)

Represents each NEO’s target cash incentive compensation opportunity, expressed as a percentage of his or her base salary. The percentage is the higher of the percentage reflected in the NEO’s employment agreement or as approved by the Committee.

Financial and Safety Objectives Achievement and Funding Levels

The following table shows the Financial Objectives and Safety Objectives, achievement levels and payout for Messrs. Salmirs, Scaglione and Giacobbe, and Ms. Newborn.

2018 Financial and Safety Objectives Achievement and Funding Levels
for Messrs. Salmirs, Scaglione and Giacobbe, and Ms. Newborn

Financial and Safety Objectives (70%)	Target	Actual	Actual vs. Target	Payout
Adjusted EBITDA Margin(1) (30% weighting)	5.49%	5.07%	92.3%	80.8%
Income from Continuing Operations(2) (30% weighting)	$112.0	$95.9	85.6%	64.0%
Funding Level of Financial Objectives (60% weighting)	--	--	--	72.4%
Funding Level of Safety Objectives(3) (10% weighting)	--	--	--	105.0%

($ in millions)

(1)

As used herein, “Adjusted EBITDA” means Income from Continuing Operations before interest, taxes, depreciation and amortization, and excluding items impacting comparability. A reconciliation of Net Income to Adjusted EBITDA is set forth in Appendix A.

(2)

When determining the Company’s achievement of Financial Objectives in 2018, the Committee adjusted the target for the Company’s income from continuing operations to include the benefit of the lower corporate tax rate due to US tax reform, which resulted in lower 2018 Financial Objectives funding than would have been achieved had the adjustment not been made.

(3)	Comprised of numerous metrics that resulted in a funding level of 105%.

Because Mr. Jacobsen led our Business & Industry group, his Financial Objectives included a mix of Corporate, Combined Commercial Operations and Business & Industry group objectives. These objectives and results are reflected in the following table.

24     ABM Industries Incorporated 2019 Proxy Statement

2018 Financial and Safety Objectives Achievement and Funding Levels for Mr. Jacobsen

Financial and Safety Objectives (70%)	Target	Actual	Actual vs. Target	Payout
Income from Continuing Operations(1) (10% weighting)	$112.0	$95.9	85.6%	64.0%
Combined Commercial Operations Performance – Operating Profit Margin % vs. Budget(2) (20% weighting)	$375.6	$339.9	90.5%	76.3%
Business & Industry Group Performance – Operating Profit % vs. Budget (15% weighting)	5.19%	5.50%	106.0%	115.0%
Business & Industry Group Performance – Revenue vs. Budget (15% weighting)	$2,733.2	$2,721.6	99.6%	99.0%
Funding Level of Financial Objectives (60% weighting)	--	--	--	89.6%
Funding Level of Safety Objectives(3) (10% weighting)	--	--	--	105.0%

($ in millions)

(1)

When determining the Company’s achievement of Financial Objectives in 2018, the Committee adjusted the target for the Company’s income from continuing operations to include the benefit of the lower corporate tax rate due to US tax reform, which resulted in lower 2018 Financial Objectives funding than would have been achieved had the adjustment not been made.

(2)	Operating Profit Margin % means operating profit divided by revenue.
(3)	Comprised of numerous metrics that resulted in a funding level of 105%.

2018 Personal Objectives Achievements and CIP Award Payment for Scott Salmirs, President and CEO

Mr. Salmirs’ 2018 Personal Objectives included:

•	successful integration of GCA employees and retention of key GCA talent, increased cross selling of services, and meeting targeted cost synergies resulting from the GCA acquisition;
•	continued strategic execution of the Company’s 2020 Vision; and
•	broadening and strengthening relationships and communication with the investment community and the Board.

The Committee considered Mr. Salmirs’ performance against these objectives in a process that involved discussions with all Board members. After considering the perspectives of the Board, the Committee agreed that Mr. Salmirs’ achievement of these objectives included:

•	retaining key GCA leaders and 30,000 employees, achieving targeted cross selling of services within and across industry groups, and reaching the higher end of the targeted GCA cost synergy range;
•	skillfully sustaining progress toward the Company’s 2020 Vision, including systems and technology transformation, enhanced safety measures and strategic growth initiatives; and
•

participating in investor roadshows, hosting a successful investor day, attracting new institutional stockholders, maintaining open communications with the Board and strengthening relationships with existing and new Board members.

Based on Mr. Salmirs’ achievements in 2018, the Committee concluded that Mr. Salmirs provided crucial strategic leadership to the Company in spite of challenging market conditions and determined that he successfully achieved his Personal Objectives, awarding him a payout at 95% of target for his Personal Objectives. As described above, Financial Objectives, which comprised 60% of Mr. Salmirs’ cash incentive compensation, were funded at approximately 72.4%, and Safety Objectives, which comprised 10% of Mr. Salmirs’ cash incentive compensation, were funded at approximately 105%. Accordingly, Mr. Salmirs was awarded a 2018 CIP payment of $1,020,567, which represents approximately 82.5% of his overall target.

ABM Industries Incorporated 2019 Proxy Statement     25

2018 Personal Objectives Achievements and CIP Award Payments for Our Other NEOs

The following table presents the fiscal year 2018 performance under our CIP for our other NEOs’ Financial Objectives, Safety Objectives and Personal Objectives, and their resulting payout (both the total award dollar amount and as a percentage of target opportunity).

NEO	2018 Performance						2018 CIP Payout
	Financial Objectives Funding Level (60% weighting)(1)	Safety Objectives Funding Level (10% weighting)	Personal Objectives (30% weighting)
			Key 2018 Goals		Achievement Funding Level and Highlights
D. Anthony Scaglione Executive Vice President and Chief Financial Officer	72.4%	105.0%			100%		$461,835 (84% of Target)
			•	Support the Company’s 2020 Vision	•	Continued to drive consistency and efficiency in operations through increased scope and effectiveness of enterprise service center and procurement organizations
			•	Drive GCA integration	•	Effective integration of GCA including achievement of cost synergies
			•	Provide executive sponsorship to the Company’s systems transformation initiatives	•	Provided key leadership to systems transformation initiatives
Scott J. Giacobbe Executive Vice President and Chief Operating Officer	72.4%	105.0%			100%		$461,835 (84% of Target)
			•	Support the Company’s 2020 Vision	•	Championed the ABMWay, creating close collaboration across all industry group leaders
			•	Drive GCA integration	•	Effective integration of GCA operations into ABM Industry Groups
			•	Build a sales culture	•	Built effective sales team enabling strong new sales growth
Rene Jacobsen Executive Vice President and President – Business & Industry	89.6%	105.0%			125%		$311,386 (101.8% of Target)
			•	Restructure the Business & Industry team	•	Successfully restructured team
			•	Drive Business & Industry financial performance	•	Successfully integrated UK Business & Industry operations into broader Business & Industry group
			•	Assume leadership of Business & Industry operations in the UK	•	Drove strongest financial performance of any ABM industry group
					•	Improved cash collections
Andrea R. Newborn Executive Vice President, General Counsel and Secretary	72.4%	105.0%			100%		$299,773 (84% of Target)
			•	Support the Company’s 2020 Vision	•	Championed and supported corporate alignment with 2020 Vison strategy
			•	Drive GCA integration and consolidate real estate	•	Effective integration of GCA, and successful management of real estate consolidation
			•	Provide leadership to ABM legal team	•	Evolved the strategic capabilities of the legal team and effectively managed litigation

(1)	See tables on pages 24-25 for more detail relating to Financial Objectives.

26     ABM Industries Incorporated 2019 Proxy Statement

Equity Incentive Compensation

The Committee believes that a long-term incentive program motivates and rewards our executive officers for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. Our practice is to grant long-term incentives annually in the form of equity awards that are allocated among time-based RSUs (25% of total equity grant at target), which typically vest over a four-year period, PSUs (50% of total equity grant at target), which are based on Company financial metrics and typically vest after a three-year performance period, and TSR Performance Shares (25% of total equity grant at target), which are based on comparative total stockholder return metrics and typically vest after a three-year period.

The Committee considers market data and the mix of compensation at risk when establishing the long-term incentive opportunity for each NEO. Generally, the Committee approves an equity award of a specific dollar value for each recipient based on a multiple of the recipient’s base salary. The dollar value of the award is determined after taking into consideration various factors, including a market analysis prepared by Semler Brossy and the overall mix of performance-based compensation. The Committee believes that a meaningful portion of equity compensation should be performance-based. The Committee may also grant one-time equity awards when circumstances indicate that such an award is appropriate.

In fiscal year 2018, our NEOs received grants of equity awards in the form of PSUs, TSR Performance Shares and RSUs, as shown in the table below. In addition, each NEO also holds unvested equity awards granted in prior years, which vest over a period of three or four years from the date of grant (in some circumstances, subject to performance vesting conditions).

Fiscal Year 2018 Equity Awards*
	2018-2020 PSU		2018-2020 TSR Performance Shares		2018 RSU
NEO	Number Granted	Grant Date Value ($)	Number Granted	Grant Date Value ($)	Number Granted	Grant Date Value ($)	Aggregate Value of Equity Awards ($)
Scott Salmirs	51,057	1,979,990	25,069	989,975	25,528	989,976	3,959,941
D. Anthony Scaglione	18,050	699,979	8,863	350,000	9,025	349,989	1,399,968
Scott J. Giacobbe	14,182	549,978	6,963	274,969	7,091	274,989	1,099,936
Rene Jacobsen	11,110	499,952	3,165	124,986	3,223	124,988	749,926
Andrea R. Newborn	6,446	249,976	3,165	124,986	3,223	124,988	499,950

*

The Company does not publicly disclose its specific targets applicable under its equity compensation programs due to potential competitive harm. For additional information on fiscal year 2018 equity award grants for our NEOs, please see “Grants of Plan-Based Awards During Fiscal Year 2018.”

Results of 2016–2018 Performance Share Program

Our 2016-2018 Performance Share Program for NEOs, which commenced with the 2016 fiscal year, uses performance metrics comprised of Adjusted EBITDA, organic revenue growth and return on invested capital (“ROIC”), and covers a performance period from November 1, 2015 to October 31, 2018. Award funding for the 2016-2018 Performance Share Program is set forth below.

% Achievement	Award Funding %
≥ 135	200
≥ 125	150
≥ 115	125
≥ 95 - 105	100
≥ 90	85
≥ 75	50
< 75	0

ABM Industries Incorporated 2019 Proxy Statement     27

The following table summarizes the results under the 2016-2018 Performance Share Program.

Results of 2016-2018 Performance Share Program

	Weighting	Goal	Actual	% Achievement	% Payout	Weighted Payout
Adjusted EBITDA(1)	60%	$263.0 M	$242.3 M	92%	91.3%	54.8%
Organic Revenue(2)	20%	$5.5 B	$5.6 B	102%	100.0%	20.0%
ROIC(3)	20%	8.5%	5.3%	62%	0.0%	0.0%
Award Payout						74.8%

(1)

As used herein, “Adjusted EBITDA” means Income from Continuing Operations before interest, taxes, depreciation and amortization, as adjusted to take into account the effects of a major acquisition or major divestiture, and excluding items impacting comparability. A reconciliation of Net Income to Adjusted EBITDA is set forth in Appendix A.

(2)

Organic Revenue means the revenues amount adjusted to take into account the effects of a major acquisition or major divestiture. A reconciliation of Revenue to Organic Revenue is set forth in Appendix A.

(3)

ROIC is return on invested capital and equals net income excluding after-tax impact of discontinued operations, interest expense, items impacting comparability and certain tax discrete items adjusted for the net income (loss) impact of certain acquisitions, divided by invested capital.

Results of 2016–2018 TSR-Based Performance Share Program

Under the 2016–2018 TSR-based performance share program (the “2016-2018 TSR-PSP”), the measurement period was a three-year period commencing on November 1, 2015 and ending on October 31, 2018, with achievement under the 2016-2018 TSR-PSP being measured by reference to the S&P SmallCap 600 Index.

Award funding for the 2016-2018 TSR-PSP is set forth below.

2016-2018 TSR PSP FUNDING TABLE
	ABM Three-Year Percentile Ranking	Shares Earned (as % of Target)
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

The Company ranked in the 39.5% percentile of S&P SmallCap 600 Index companies, resulting in a payout under the 2016–2018 TSR PSP of 79.0% of target.

Other Compensation and Governance-Related Matters

Employment and Change-in-Control Agreements

Each of our NEOs have entered into an employment agreement with the Company. The form of agreement reflects an “at-will” employment relationship, while at the same time affording some income security by specifying certain severance payments upon involuntary or constructive termination. Under the terms of these employment agreements, an executive whose employment is terminated without cause by the Company, or who resigns for “good reason” (as such terms are defined in the NEOs’ respective employment agreements), will be entitled to receive a multiple (2.5 for Mr. Salmirs and 2.0 for the other NEOs) of the sum of his or her base salary and target bonus, as well as a prorated portion of his or her annual bonus for the year of termination and 18 months of health insurance reimbursements. Additionally, if Messrs. Salmirs, Giacobbe, Jacobsen or Scaglione voluntarily leaves the Company before age 60 and 10 years of service all unvested equity awards made after the effective date of the employment agreement will be forfeited. If Messrs. Salmirs, Giacobbe, Jacobsen or Scaglione voluntarily leaves the Company at age 60 or older with 10 years of service their equity awards granted after the effective date of the employment agreement but at least one year prior to such retirement will continue to vest, in accordance with the terms of those awards. These employment

28     ABM Industries Incorporated 2019 Proxy Statement

agreements also provide that following termination of employment for any reason, the officer will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

In order to assure continuity of ABM’s senior management in the event of a potential change-in-control of the Company, ABM provides our NEOs with “double-trigger” severance benefits should their employment with ABM be terminated following a change in control. The current agreements provide double-trigger severance benefits if the officer is terminated without cause, or resigns for “good reason,” within two years following a change-in-control. These benefits consist of a lump-sum payment equal to a multiple (3.0 for Mr. Salmirs and 2.5 for each of the other NEOs) of the sum of his or her base salary and target bonus; a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and accelerated vesting of equity awards. There are no excise tax gross-ups under the change-in-control agreements. Instead, any such payments and benefits are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but generally only if the reduction would increase the net after-tax amount received by the officer.

For a summary of the executives’ employment and change-in-control agreements in effect during fiscal year 2018, see “Potential Benefits on Termination.”

Stock Ownership Guidelines and Anti-Hedging and Pledging Policy

The Company has stock ownership guidelines for certain officers, including our NEOs. Executives are expected to achieve their targets within five years of becoming subject to the stock ownership policy. Stock ownership guidelines are based on a multiple of base salary. Individuals who have not met their stock ownership level at the end of the applicable five-year period are expected to retain 50% of their after-tax net shares paid under any Company long-term incentive plan or program, such as shares paid out under the performance share program and vested restricted stock units, until their ownership guidelines are satisfied. The Committee periodically reviews the stock ownership guidelines and may make adjustments to these guidelines to the extent it believes such adjustments are appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; however, unearned PSUs and TSR Performance Shares are not included, nor are stock options, whether vested or unvested. Current stock ownership guidelines are as follows:

Position	Requirements
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

All of our NEOs are either at or above our stock ownership guidelines or are well positioned to achieve compliance within the required time period.

Additionally, the Company has a policy prohibiting all employees, including the NEOs and members of our Board, from engaging in any hedging transactions involving our stock. We also prohibit pledging, or using as collateral, Company stock to secure personal loans or other obligations.

Window Trading and Rule 10b5-1 Trading Plans

Under the Company’s insider trading policy, officers may purchase or sell ABM securities only during “open window” periods, which begin on the third business day following the date of each quarterly earnings announcement and end at the close of trading on the 15th day of the third month of the fiscal quarter. The only exception to this is for officers who have entered into a trading plan pursuant to SEC Rule 10b5-1.

NEOs are permitted to establish trading plans under SEC Rule 10b5-1 during open trading windows. These plans enable an executive to diversify his or her holdings of Company stock during periods in which the executive would otherwise be unable to buy or sell such stock because he or she possessed material, nonpublic information about the Company. Any trading plan must be submitted in writing to the Company’s designated officer for review and approval prior to its effective date.

ABM Industries Incorporated 2019 Proxy Statement     29

Annual Compensation-Related Risk Evaluation

We annually review risks associated with our executive compensation program, as well as our other broad-based employee incentive programs, with respect to enterprise risk factors, with the assistance of management’s compensation consultant, Willis Towers Watson, which prepares a risk analysis. The Committee and its independent compensation consultant, Semler Brossy, review this analysis. In connection with its 2018 review, the Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and individual weightings in incentive compensation programs, the mix between long-term and short-term incentives, use of stock ownership requirements, the Company’s policy prohibiting hedging, and the Company’s recoupment or “clawback” policy. Based on this review, the Committee agreed with the findings in the analysis that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Recoupment (Clawback) Policy

The Board has adopted a policy relating to the recoupment of cash and equity compensation. The policy provides that, if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then, to the extent permitted by applicable law, the independent members of the Board, or a committee consisting of independent members of the Board may, in their discretion, recover cash compensation paid to an executive officer of the Company or rescind or make other adjustments to an equity award made to an executive officer of the Company, including recovering cash proceeds relating to the sale or other disposition of an equity award, to the extent that the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company may seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, it is the Board’s policy that if the independent members of the Board, or a committee consisting of independent members of the Board, determine that an employee who received a cash incentive payment or an equity award engaged in conduct constituting “cause” (such as serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, or failure to substantially perform employment-related duties or responsibilities), the Board or such committee may take such action it deems necessary to address such conduct, including recovery of cash incentive payments, rescission of equity grants made to the employee in the 36-month period prior to the date on which the Board or such committee makes such determination and recovery of proceeds relating to the sale or other disposition of an equity award during such 36-month period.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM’s 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and executive health examinations. These and certain other perquisites are set forth in the Summary Compensation Table.

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2018” table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement that will fund amounts due under the Employee Deferred Compensation Plan in the event of a change in control of ABM.

Accounting and Tax Considerations

The Committee takes into consideration the accounting, tax and related financial implications to the Company and executives when designing compensation and benefit programs. From an accounting perspective, in general, base salary, annual cash incentive payments, and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided, and equity-based compensation expense is recognized over the vesting period of the grant. Subject to the exceptions and limits described below, the Company deducts for federal income tax purposes, payments of compensation and other benefits to executives. The Company does not deduct nonqualified deferred compensation until the year that the deferred compensation is paid to the executive.

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers in one year over $1 million per executive. Prior to the 2017 tax reform, compensation based solely on the attainment of one or more preestablished objective performance goals (subject to meeting certain other requirements) was exempt from this limit. Our stockholder-approved equity incentive and executive officer incentive plans were designed to permit the Committee to grant certain types of performance-based compensation intended to qualify for this exception from the Section 162(m) limit. However, the exemption for

30     ABM Industries Incorporated 2019 Proxy Statement

performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain arrangements in place as of November 2, 2017. For ABM, this means that the new Section 162(m) rules will apply starting with the tax year beginning November 1, 2018.

In August 2018, the Internal Revenue Service issued initial guidance on certain aspects of new Section 162(m) and also indicated that it anticipates proposing rules on new Section 162(m) and requested additional comments from the public. Given the absence of any proposed or final regulations at this time, the Committee will continue to monitor developments in this regard. The Committee continues to have the flexibility to pay nondeductible compensation if it believes that it is in the best interests of the Company.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and 2019 Proxy Statement.

Compensation Committee:

Thomas M. Gartland, Chair

Linda Chavez

Lauralee E. Martin

Filippo Passerini

ABM Industries Incorporated 2019 Proxy Statement     31

Additional Information About Executive Compensation

The following tables and accompanying narrative provide detailed information regarding the compensation of the NEOs.

2018 Summary Compensation Table

	Fiscal	Salary	Stock Awards(1)	Nonequity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Name	Year	($)	($)	($)	($)	($)	($)
Scott Salmirs	2018	975,000	3,959,941	1,020,567	-	67,135	6,022,643
President and	2017	883,333	2,949,955	805,320	-	47,763	4,686,371
Chief Executive Officer	2016	793,333	2,039,917	969,600	-	35,135	3,837,985
D. Anthony Scaglione	2018	541,666	1,399,968	461,835	-	30,651	2,434,120
Executive Vice President	2017	495,833	1,049,942	339,465	-	20,348	1,905,588
and Chief Financial Officer	2016	466,666	615,542	405,883	-	22,770	1,510,861
Scott J. Giacobbe(4)	2018	550,000	1,099,936	461,835	-	29,440	2,141,211
Executive Vice President	2017	449,900	734,928	344,575	-	41,919	1,571,322
and Chief Operating Officer					-
Rene Jacobsen(4)	2018	508,333	749,926	311,386	-	36,894	1,606,539
Executive Vice President and President, Business &	2017	474,583	734,893	265,380	-	33,917	1,508,773
Industry
Andrea R. Newborn(5)	2018	508,333	499,950	299,773	-	18,538	1,326,594
Executive Vice President, General Counsel and
Secretary

(1)

The value shown is the aggregate grant date value for performance share unit (PSU) and restricted stock unit (RSU) awards computed in accordance with FASB ASC Topic No. 718, based on target levels of achievement (the probable outcome at grant), in the case of PSUs. A discussion of assumptions used in calculating these values may be found in Note 16, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018. The maximum values for PSU awards granted in fiscal year 2018 under the 2018–2020 Performance Share Program are as follows: Mr. Salmirs, $3,959,981; Mr. Scaglione, $1,399,958; Mr. Giacobbe, $1,099,956; Mr. Jacobsen, $999,904; and Ms. Newborn, $499,952. The maximum values for TSR Performance Shares granted under the 2018–2020 TSR-Based performance share program are as follows: Mr. Salmirs, $1,484,962; Mr. Scaglione, $525,000; Mr. Giacobbe, $412,453; Mr. Jacobsen, $187,479; and Ms. Newborn, $187,479.

(2)	Amounts shown in this column represent annual performance-based cash payments under the CIP, as described in the Compensation Discussion & Analysis.
(3)	For fiscal year 2018, this column represents:
•

for Mr. Salmirs: ABM contributions to the 401(k) plan, $11,000; spousal/family travel, $3,881; home office expense, $109; airline club membership fee, $59; TSA/registered traveler annual fee, $66; and value of dividend equivalents (DEUs) credited in fiscal year 2018 with respect to earned PSUs and RSUs, $52,020. DEUs are settled in Company stock when the underlying RSUs vest. Employees who defer RSUs under the ABM Deferred Compensation Plan do not receive DEUs on deferred RSUs until the underlying RSUs are paid out.

•

for Mr. Scaglione: ABM contributions to the 401(k) plan, $11,000; and value of dividend equivalents (DEUs) credited in fiscal year 2018 with respect to earned PSUs and RSUs, $19,651. DEUs are settled in Company stock when the underlying RSUs vest. Employees who defer RSUs under the ABM Deferred Compensation Plan do not receive DEUs on deferred RSUs until the underlying RSUs are paid out.

•

for Mr. Giacobbe: ABM contributions to the 401(k) plan, $11,000; auto allowance, $600; and value of dividend equivalents (DEUs) credited in fiscal year 2018 with respect to earned PSUs and RSUs, $17,840. DEUs are settled in Company stock when the underlying RSUs vest.

•

for Mr. Jacobsen: ABM contributions to the 401(k) plan, $11,000; auto allowance, $11,050; and value of dividend equivalents (DEUs) credited in fiscal year 2018 with respect to earned PSUs and RSUs, $14,844. DEUs are settled in Company stock when the underlying RSUs vest.

32     ABM Industries Incorporated 2019 Proxy Statement

•

for Ms. Newborn: ABM contributions to the 401(k) plan, $11,000; and value of dividend equivalents (DEUs) credited in fiscal year 2018 with respect to earned RSUs, $7,538. DEUs are settled in Company stock when the underlying RSUs vest.

(4)	For Messrs. Giacobbe and Jacobsen, only compensation for fiscal years 2017 and 2018 are shown because neither of these individuals was an NEO in fiscal year 2016.
(5)	For Ms. Newborn, only compensation for fiscal year 2018 is shown because she was not an NEO in fiscal years 2017 or 2016.

Payments which may be made to an NEO upon certain terminations of employment pursuant to their respective employment agreements are described under “Potential Benefits on Termination,” beginning on page 36 of this Proxy Statement.

The following table shows payout ranges for the NEOs with respect to non-equity incentive plan awards under the CIP and equity incentive plan awards granted under the 2006 Equity Incentive Plan, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2018

Named Executive Officer	Grant Date	RSU/PSU Grant Date FMV	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: # of Shares or Stock Units(3)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Scott Salmirs	n/a		618,750	1,237,500	2,072,813
	1/10/2018	$39.49				12,535	25,069	37,604		989,975
	1/10/2018	$38.78				25,529	51,057	102,114		1,979,990
	1/10/2018	$38.78							25,528	989,976
D. Anthony Scaglione	n/a		275,000	550,000	921,250
	1/10/2018	$39.49				4,432	8,863	13,295		350,000
	1/10/2018	$38.78				9,025	18,050	36,100		699,979
	1/10/2018	$38.78							9,025	349,990
Scott J. Giacobbe	n/a		275,000	550,000	921,250
	1/10/2018	$39.49				3,482	6,963	10,445		274,969
	1/10/2018	$38.78				7,091	14,182	28,364		549,978
	1/10/2018	$38.78							7,091	274,989
Rene Jacobsen	n/a		153,000	306,000	512,550
	1/10/2018	$39.49				1,583	3,165	4,748		124,986
	1/10/2018	$38.78				3,223	6,446	12,892		249,976
	1/10/2018	$38.78				3,223	6,446	12,892		249,976
	1/10/2018	$38.78							3,223	124,988
Andrea R. Newborn	n/a		178,500	357,000	597,975
	1/10/2018	$39.49				1,583	3,165	4,748		124,986
	1/10/2018	$38.78				3,223	6,446	12,892		249,976
	1/10/2018	$38.78							3,223	124,988

(1)

Represents the annual cash incentive opportunity for fiscal year 2018 under the CIP. The target award was calculated by multiplying each NEO’s base salary by his or her target cash incentive compensation percentage (which is the higher of the percentage reflected in the NEO’s employment agreement or as approved by the Committee). For fiscal year 2018, the maximum cash incentive compensation for each NEO was 167.5% of target. Actual payments made for fiscal year 2018 are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)

Except as otherwise noted, represents grants of PSUs under the 2018–2020 performance share program and the 2018–2020 TSR performance share program. PSUs granted under the 2018–2020 performance share program (granted in January 2018 to each NEO) are earned based on performance related to the three-year period from fiscal years 2018 to 2020, with vesting of the award to occur on January 10, 2021, if the NEO is an employee of the Company on the vesting date, except that pro rata vesting may apply in certain situations, as described under “Potential Benefits on Termination.” Amounts set forth in the column “Threshold” represent the number of shares that could be earned with respect to the 2018–2020 performance share program if a minimum performance threshold for the performance period is achieved. No shares are earned for the applicable performance period if the minimum is not achieved. PSUs granted under the 2018–2020 TSR performance share program (granted in January 2018) are earned based on performance during the period beginning on November 1, 2017 and ending on October 31, 2020, with vesting to occur on January 10, 2021 if the NEO is an employee of the Company on the vesting date, except that pro rata vesting may apply in certain situations, as described under “Potential Benefits on Termination.” Amounts set forth in the column “Threshold” with respect to the 2018–2020 TSR performance share program represent the number of shares that could be earned if a minimum performance threshold for each performance period is achieved. If such minimum threshold is not attained, no shares would be earned.

ABM Industries Incorporated 2019 Proxy Statement     33

(3)

Represents RSUs granted under the 2006 Equity Incentive Plan in fiscal year 2018, which vest 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting conditions) as the underlying RSUs.

(4)	Computed in accordance with FASB ASC Topic No. 718, based on target levels of achievement (the most probable outcome), in the case of PSUs.

The following table shows the outstanding equity awards held by our NEOs at October 31, 2018.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards						Stock Awards
Named Executive Officer	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Scott Salmirs	10/11/2012	(1)	10,971	0	18.31	10/11/2019	9/8/2015	8,277	(2)	254,518
	9/6/2013	(1)	7,699	0	25.30	9/6/2020	1/12/2016	31,407	(3)	965,766
							9/12/2016	6,690	(2)	205,718
							9/12/2016	5,883	(5)	180,906
							1/10/2017				30,326	(4)	932,525
							9/11/2017	26,782	(2)	823,547	16,423	(6)	505,007
							1/10/2018	25,819	(2)	793,934	51,057	(4)	1,570,003
							1/10/2018				25,069	(6)	770,872
D. Anthony Scaglione	10/11/2012	(1)	5,713	0	18.31	10/11/2019	9/8/2015	2,670	(2)	82,103
	9/6/2013	(1)	3,774	0	25.30	9/6/2020	1/12/2016	8,781	(3)	270,001
							9/12/2016	2,383	(2)	73,277
							9/12/2016	1,746	(5)	53,686
							1/10/2017				12,004	(4)	369,123
							9/11/2017	8,096	(2)	248,952	6,082	(6)	187,022
							1/10/2018	9,128	(2)	280,686	18,050	(4)	555,038
							1/10/2018				8,863	(6)	272,537
Scott J. Giacobbe	10/11/2012	(1)	7,143	0	18.31	10/11/2019	9/8/2015	1,606	(2)	49,385
	9/6/2013	(1)	5,984	0	25.30	9/6/2020	1/12/2016	5,854	(3)	180,012
							3/11/2016	1,805	(3)	55,494
							9/12/2016	1,742	(2)	53,567
							9/12/2016	585	(5)	18,001
							1/10/2017	2,599	(2)	79,919	3,411	(4)	104,888
							9/11/2017	11,444	(2)	351,903	988	(6)	30,381
							1/10/2018	7,172	(2)	220,539	14,182	(4)	436,097
							1/10/2018				6,963	(6)	214,112
Rene Jacobsen	9/6/2013	(1)	1,500	0	25.30	9/6/2020	9/8/2015	1,495	(2)	45,971
							1/12/2016	4,304	(3)	132,340
							3/11/2016	2,407	(3)	74,009
							9/12/2016	1,388	(2)	42,681
							9/12/2016	458	(5)	14,090
							1/10/2017	2,599	(2)	79,919	3,411	(4)	104,888
							6/12/2017	6,296	(2)	193,602
							9/11/2017	4,360	(2)	134,070	1,824	(6)	56,088
							1/10/2018	3,260	(2)	100,245	6,446	(4)	198,215
							1/10/2018				6,446	(4)	198,215
							1/10/2018				3,165	(6)	97,324
Andrea R. Newborn							9/11/2017	9,343	(2)	287,297	9,124	(6)	280,563
							1/10/2018	3,260	(2)	100,245	6,446	(4)	198,215
							1/10/2018				3,165	(6)	97,324

34     ABM Industries Incorporated 2019 Proxy Statement

(1)	2006 Equity Incentive Plan. The options become exercisable with respect to 25% of the underlying shares on each anniversary date of the grant for four succeeding years.
(2)

RSUs. 50% of the RSUs vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2018.

(3)

PSUs (Earned). Amounts shown include PSU awards under the 2016–2018 Performance Share Program that have been “earned” (i.e., the relevant performance period has passed) but remain unvested until the vesting date. PSUs granted under the 2016–2018 Performance Share Program vest, to the extent earned, on January 12, 2019.

(4)

PSUs (Unearned). Unearned PSUs are stated at target. PSUs will vest, to the extent earned, following the end of the applicable three-year performance period, on January 10, 2020 and January 10, 2021, as applicable.

(5)

TSR Performance Shares (Earned). On September 12, 2016, TSR Performance Shares were granted under the 2016–2018 TSR PSP, as described in the Compensation Discussion and Analysis. TSR Performance Shares will vest, to the extent earned, on September 12, 2019.

(6)

TSR Performance Shares (Unearned). On September 11, 2017, TSR Performance Shares were granted under the 2017–2019 TSR performance share program and on January 10, 2018, TSR Performance Shares were granted under the 2018–2020 TSR performance share program, each as described in the Compensation Discussion and Analysis. Unearned TSR Performance Shares are stated at target. TSR Performance Shares will vest, to the extent earned, on September 11, 2020 and January 10, 2021, respectively.

(7)	Amounts shown are based on $30.75 per share, the closing price of ABM common stock on October 31, 2018.

The following table shows the amounts realized upon exercise of stock options and value received upon vesting in fiscal year 2018 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2018

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Scott Salmirs	6,239	92,901	30,560	1,070,175
D. Anthony Scaglione	0	0	11,646	407,569
Scott J. Giacobbe	3,342	39,459	8,985	324,352
Rene Jacobsen	0	0	6,854	246,882
Andrea R. Newborn	0	0	0	0

(1)

Amount is based on the difference between the market price of ABM common stock at the time of exercise and the applicable exercise price of the stock options, multiplied by the number of exercised shares.

(2)	Amount is based on the closing price of ABM common stock on the date of vesting, multiplied by the number of shares acquired upon vesting.

Deferred Compensation Benefits

The following table and accompanying footnotes and narrative describe benefits to the NEOs under the Employee Deferred Compensation Plan.

ABM Industries Incorporated 2019 Proxy Statement     35

Nonqualified Deferred Compensation in Fiscal Year 2018

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)		ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Scott Salmirs	623,910	(1)	0	18,874	(2)	0	844,184	(3)
D. Anthony Scaglione	218,506	(1)	0	28,023	(2)	0	1,023,432	(3)(4)
Scott J. Giacobbe	0		0			0	0
Rene Jacobsen	0		0			0	0
Andrea R. Newborn	0		0			0	0

(1)

Cash deferrals under the Employee Deferred Compensation Plan are included in the Summary Compensation Table for each NEO. Amounts were deferred during fiscal year 2018 by Messrs. Salmirs and Scaglione.

(2)

Interest earned on cash deferrals under the Employee Deferred Compensation Plan. The interest rate in fiscal year 2018 averaged 3.44%. These amounts were not required to be included in the Summary Compensation Table because they are not above market.

(3)	Includes amounts included in the Summary Compensation Table for prior years.
(4)	Includes fiscal year-end value of shares vested and deferred in prior years; includes dividend equivalents earned on deferred shares.

ABM’s Employee Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $145,000. A trust agreement was put into place in
January 2011 to provide that, in the event of a “change-in-control” as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The Employee Deferred Compensation Plan allows participants to make pretax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than
December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the Employee Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if a participant wants to change his or her distribution, the change cannot be effective for at least 12 months, and the date of payment must be at least five years after the previously scheduled date of distribution. The Employee Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%. The interest rate is subject to a cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year in which any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with plan provisions.

POTENTIAL BENEFITS ON TERMINATION

During fiscal year 2018, we were party to employment agreements with each of our NEOs, which included severance benefits upon certain terminations, as further described below, and post-employment prohibitions on competition with the Company. We entered into new employment agreements with each of our NEOs, effective in fiscal year 2018, the terms of which are discussed in the Compensation Discussion and Analysis. The potential payments upon termination described in the following tables are based on the agreements with our NEOs that were in effect on October 31, 2018.

We were also party to change-in-control agreements with each NEO during fiscal year 2018, which provided additional severance benefits in the event of a termination following a change in control. These “double-trigger” change-in-control benefits under our equity plan are described below and did not include any excise tax gross-up. We also entered into new change-in-control agreements with each of our NEOs, effective in fiscal year 2018, the terms of which are described

36     ABM Industries Incorporated 2019 Proxy Statement

in the Compensation Discussion and Analysis. The tables below reflect the payments under the change-in-control agreements that were in effect on October 31, 2018.

The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon specified terminations of employment after a change-in-control, resignation or retirement, termination without cause, and death or disability, assuming the termination occurred on October 31, 2018.

Potential Payments upon Qualifying Terminations of Employment

Following a Change-in-Control

The following table estimates potential payments for Messrs. Salmirs, Scaglione, Giacobbe and Jacobsen, and Ms. Newborn if there had been a change-in-control and either the executive’s employment had been terminated involuntarily or the executive had terminated employment for “good reason” effective October 31, 2018.

Named Executive Officer	Unpaid Bonus for 2018(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting(4) ($)	Total(5) ($)
Scott Salmirs	1,237,500	6,682,500	39,432	7,002,794	14,962,226
D. Anthony Scaglione	550,000	2,750,000	39,432	2,392,424	5,731,856
Scott J. Giacobbe	550,000	2,750,000	35,010	1,794,296	5,129,306
Rene Jacobsen	306,000	2,040,000	39,432	1,471,657	3,857,089
Andrea R. Newborn	357,000	1,734,000	39,432	963,644	3,094,076

(1)	Amount assumes target bonus at fiscal year-end 2018.
(2)	Multiple of the sum of base salary and target bonus for the year in which the change-in-control occurs.
(3)	The amount shown is the estimated cost for health and welfare benefits for an 18-month period.
(4)

Intrinsic value is based on $30.75 per share, the closing price of ABM common stock on October 31, 2018. For PSUs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(5)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2018.” Amounts also do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below. Equity grants under our 2006 Equity Incentive Plan vest upon a change-in-control if the recipient is terminated without cause within 24 months following the change-in-control.

The change-in-control agreements with the NEOs in effect during fiscal year 2018 provide that, if a change-in-control occurs, the executive will receive the following benefits upon involuntary termination of employment (other than for cause) or resignation for good reason (such as certain specified material changes in position or compensation) prior to the second anniversary of the change-in-control:

•	a lump-sum payment equal to a multiple of the sum of base salary and target bonus (which multiple is 3.0 for Mr. Salmirs and 2.5 for each of the other NEOs);
•	a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and
•

a lump-sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and a lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.

A “change-in-control” of the Company occurs in any of the following scenarios:

•

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board;

•	a majority of the Board ceases to be composed of incumbent directors;
•	a merger or similar business combination;

ABM Industries Incorporated 2019 Proxy Statement     37

•	a sale of substantially all of the Company’s assets; or
•	a liquidation of the Company.

None of our NEOs have excise tax gross-ups. Instead, payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any equity award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the named executive officer (the modified cap), with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on a net after-tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to noncompetition provisions.

Potential Payments upon Retirement

The following table estimates potential payments for our NEOs if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2018.

Named Executive Officer	Health Benefit Payments ($)	Equity-Based Grants That Vest Upon Retirement(1) ($)	Total(2) ($)
Scott Salmirs	--	2,106,730	2,106,730
D. Anthony Scaglione	--	--	0
Scott J. Giacobbe	--	459,790	459,790
Rene Jacobsen	--	--	0
Andrea R. Newborn	--	--	0

(1)

Messrs. Salmirs and Giacobbe are retirement-eligible under the terms of our 2006 Equity Incentive Plan. Intrinsic value is based on $30.75 per share, the closing price of ABM common stock on October 31, 2018. Amounts shown only reflect vesting upon retirement, as unvested equity does not vest upon resignation of employment. For PSUs and TSR Performance Shares, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(2)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2018.” Amounts also do not include accrued but unused vacation pay and any unpaid base salary for employment through the termination date.

RSUs and stock option grants under the 2006 Equity Incentive Plan generally vest monthly pro rata (based on number of months of service over the vesting period) in the event of retirement. An individual who retires during a performance period that has not been completed prior to retirement will generally receive a pro rata number of performance shares (based on the number of months of service over the performance period) on the vesting date for such performance shares, to the extent such performance shares are achieved under applicable performance objectives.

Under the terms of their respective employment agreements in effect during fiscal year 2018, and in connection with a termination by reason of retirement, any equity-based awards received by Messrs. Salmirs, Scaglione, Giacobbe and Jacobsen would continue to be eligible for vesting, exercise and settlement if they were granted at least one year prior to such retirement, on the originally scheduled vesting date.

38     ABM Industries Incorporated 2019 Proxy Statement

Potential Payments upon Termination without Cause

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated without cause (outside of a change-in-control) effective October 31, 2018.

Named Executive Officer	Unpaid Bonus for 2018(1) ($)	Severance Payment(2) ($)	Company Portion of Medical Benefits(3) ($)	Equity Grants Vesting as a Result of Termination(4) ($)	Total(5) ($)
Scott Salmirs	1,237,500	5,568,750	35,004	1,737,251	8,578,505
D. Anthony Scaglione	550,000	2,200,000	35,004	567,640	3,352,644
Scott J. Giacobbe	550,000	2,200,000	30,582	300,536	3,081,118
Rene Jacobsen	306,000	1,632,000	35,004	280,377	2,253,381
Andrea R. Newborn	357,000	1,632,000	35,004	101,314	2,125,318

(1)	Amount assumes target bonus at fiscal year-end 2018.
(2)	Multiple of the sum of base salary and target bonus for the year in which the termination occurs.
(3)	The amount shown is the estimated cost for health and welfare benefits for an 18-month period.
(4)

Intrinsic value is based on $30.75 per share, the closing price of ABM common stock on October 31, 2018. For PSUs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(5)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2018.” Amounts do not include accrued but unused vacation pay and any unpaid salary for employment through termination date.

Under his employment agreement in effect during fiscal year 2018, Mr. Salmirs would receive 2.5 times the sum of his base salary and target cash incentive compensation, 18 months medical benefits coverage, his prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination if he is terminated without “Cause”. Under the terms of their respective employment agreements in effect during fiscal year 2018, and in connection with a termination of employment by the Company without cause, Messrs. Scaglione, Giacobbe and Jacobsen and Ms. Newborn would each receive 2.0 times the sum of base salary plus target cash incentive compensation, 18 months medical benefits coverage, prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination.

Performance awards granted under the 2006 Equity Incentive Plan generally vest monthly pro rata (based on the number of months of services of the vesting period) in the event of a termination without cause.

Potential Payments upon Death or Disability

The following table estimates potential payments for our NEOs if the NEO had been terminated due to death or disability on October 31, 2018.

Named Executive Officer	Unpaid Bonus for 2018(1) ($)	Health Benefit Payments ($)	Equity Grants Vesting(2) ($)	Total(3)(4) ($)
Scott Salmirs	1,237,500	--	7,002,794	8,240,294
D. Anthony Scaglione	550,000	--	2,392,424	2,942,424
Scott J. Giacobbe	550,000	--	1,794,296	2,344,296
Rene Jacobsen	306,000	--	1,471,657	1,777,657
Andrea R. Newborn	357,000	--	963,644	1,320,644

(1)	Amount assumes target bonus at fiscal year-end 2018.

ABM Industries Incorporated 2019 Proxy Statement     39

(2)

Intrinsic value is based on $30.75 per share, the closing price of ABM common stock on October 31, 2018. Amount reflects the partial vesting of equity grants, as a result of death or disability on October 31, 2018.

(3)

In addition, ABM provides accidental death and dismemberment insurance for each of the NEOs (with coverage equal to two times base salary, up to a maximum of $750,000), as well as $150,000 business travel insurance coverage.

(4)

Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Nonqualified Deferred Compensation in Fiscal Year 2018.”

Equity grants under the 2006 Equity Incentive Plan generally vest monthly pro rata (based on the number of months of service over the vesting period) in the event of death or disability.

Under the terms of their respective employment agreements in effect during fiscal year 2018, and in connection with a termination by reason of death or disability, Messrs. Salmirs, Scaglione, Giacobbe and Jacobsen and Ms. Newborn would each receive any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of death or disability, a prorated target cash bonus based on the length of performance in the performance period, immediate vesting of any equity-based awards subject to time-based restrictions, and immediate vesting of any equity-based awards subject to performance restrictions, with such performance restrictions measured at the target level.

CEO Pay Ratio

In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Salmirs, our CEO. The 2018 annual total compensation of Mr. Salmirs was $6,022,643; and the 2018 annual total compensation of the median compensated employee (of all our employees who were employed as of September 30, 2018), other than Mr. Salmirs, was $25,620. The ratio of these amounts was 235-to-1.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. We identified the median compensated employee using base salary and base wages paid in fiscal year 2018, which we annualized for any employee who did not work for the entire year (other than those designated as a temporary, seasonal, or other non-permanent employee on our records). For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable 2018 average exchange rate.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

40     ABM Industries Incorporated 2019 Proxy Statement

AUDIT MATTERS
PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT-RELATED MATTERS
Audit Committee Report
Principal Accounting Firm Fees and Services
Policy on Preapproval of Independent Registered Public Accounting Firm Services

ABM Industries Incorporated 2019 Proxy Statement     41

PROPOSAL 3—RATIFICATION OF THE

APPOINTMENT OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Proposal Summary

We are asking our stockholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal year 2019, which ends October 31, 2019. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s stockholders for ratification as a matter of good corporate governance.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2019.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2019. Although action by the stockholders on this matter is not required, the Audit Committee values stockholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek stockholder ratification of this selection. If the stockholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Company has been advised that representatives of KPMG are scheduled to attend the Annual Meeting, and they will have an opportunity to make a statement if the representatives desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG as our independent registered public accounting firm. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on the proposal will be considered as an approval of the proposal.

42     ABM Industries Incorporated 2019 Proxy Statement

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee reviews ABM’s financial reporting process on behalf of the Board and is responsible for the appointment, compensation, retention and oversight of the work of ABM’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. KPMG LLP, ABM’s independent registered public accounting firm, is responsible for performing an independent, integrated audit of ABM’s consolidated financial statements and an audit of the effectiveness of ABM’s internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes.

The Board adopted a written charter for the Audit Committee, which is reviewed periodically by the Audit Committee. The Charter of the Audit Committee is available on ABM’s website under “Governance” at http://investor.abm.com/corporate-governance.cfm. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of ABM’s results in its fiscal year 2018 consolidated financial statements. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2018 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. The Audit Committee also discussed with ABM’s internal auditor and independent registered public accounting firm, the overall scope and plans for their respective audits, their evaluation of ABM’s internal control over financial reporting and the overall quality of ABM’s financial reporting processes.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) standards. The Audit Committee has reviewed and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018.

Audit Committee

Anthony G. Fernandes, Chair

J. Philip Ferguson

Art A. Garcia

Lauralee E. Martin

Winifred M. Webb

ABM Industries Incorporated 2019 Proxy Statement     43

Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2018 and 2017, and fees for other services rendered by KPMG LLP during those periods.

	2018	2017
Audit fees(1)	$6,195,950	$7,280,622
Audit-related fees(2)	285,100	835,050
Tax fees(3)	133,490	134,206
Total	$6,614,540	$8,249,878

(1)

Audit fees consisted of fees for audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q, and statutory audits.  Fiscal Year 2018 audit fees include fees for work performed for consents and comfort letter related to SEC filings and prospectus issued by the Company.

(2)	Audit-related fees consisted principally of fees for the audit of the financial statements of certain employee benefit plans and adoption of new accounting standards.
(3)	Tax fees consisted of fees for tax compliance and consulting services.

Policy on Preapproval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee preapprove audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its preapproval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were preapproved under the Audit Committee’s preapproval policy.

44     ABM Industries Incorporated 2019 Proxy Statement

GENERAL INFORMATION

Certain Relationships and Transactions with Related Persons
Section 16(a) Beneficial Ownership Reporting Compliance
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Questions and Answers about the Proxy Materials and the 2019 Annual Meeting
Submission of Stockholder Proposals for 2019 Annual Meeting
Appendix A–Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

ABM Industries Incorporated 2019 Proxy Statement     45

GENERAL INFORMATION

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a written policy and procedures for review and approval or ratification of transactions involving the Company and “related persons.” Related persons are directors and executive officers and their immediate family members or shareowners owning 5% or greater of our outstanding common stock and their immediate family members.

The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the SEC’s rules, specifically, any transaction involving the Company in which:

(i)	the amount involved exceeded $120,000; and
(ii)	a related person had a direct or indirect material interest.

Under our policy, transactions with any person who falls into any of the above categories at any time during a fiscal year of the Company are subject to the Policy, even if the person has ceased to have such status during the year.

Our Governance Committee administers our policy with respect to related persons. Under our policy, prior to entering into a transaction, a related person must provide the details of the transaction, including the relationship of the person to the Company, the dollar amount involved and whether the related person or his or her family member has or will have a direct or indirect interest in the transaction, to the Governance Committee. The Governance Committee determines whether the proposed related person transaction should be approved, based on its determination, in its business judgment, of whether such related person transaction is fair and reasonable to the Company and in the best interests of the Company. There were no related person transactions that were required to be submitted for approval during fiscal year 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that since the beginning of fiscal year 2018, all forms required to be filed by its executive officers and directors under Section 16(a) were filed on a timely basis.

Equity Compensation Plan Information

Plan Category	Number of Securites to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securites Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securitites Reflected in Column (a)) (c)(3)

Equity compensation plans approved by security holders	1,738,252	$16.10	4,115,939

Equity compensation plans not approved by shareholders	0	n/a	0

TOTAL	1,738,252	$16.10	4,115,939

(1)	Includes 770,844 and 795,985 shares that may be issued to settle outstanding restricted stock units and performance share units at target, respectively.
(2)	The weighted average exercise price in column (b) does not take into account the awards in note (1) above, which do not have an exercise price.
(3)	Includes 827,304 shares available for issuance under the Employee Stock Purchase Plan.

46     ABM Industries Incorporated 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of January 30, 2019 by the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of January 30, 2019. Unless otherwise noted, each person or entity has sole voting and investment power over the shares shown in the table.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	9,834,631	14.85%
State Street Corporation(2) State Street Financial Center One Lincoln Street Boston, MA 02111	7,138,529	10.78%
FMR LLC(3) 245 Summer Street, Boston, MA 02210	6,777,692	10.24%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	6,737,771	10.18%
ArrowMark Colorado Holdings LLC(5) 100 Fillmore Street, Suite 325 Denver, CO 80206	4,721,120	7.13%
Dimensional Fund Advisors LP(6) 6300 Bee Cave Road Building One Austin, TX 78746	3,993,373	6.03%
(1)

Based on Amendment 10 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on January 24, 2019. BlackRock indicated in the filing sole voting power over 9,670,570 shares, sole dispositive power over 9,834,631 shares and no shared voting power or shared dispositive power over any shares.

(2)

Based on a Schedule 13G/A filed by State Street Corporation (“State Street”) with the Securities and Exchange Commission on August 10, 2018. State Street indicated in the filing shared voting power and shared dispositive power over all 7,138,529 shares.

(3)

Based on a Schedule 13G filed by FMR LLC (“FMR”) with the Securities and Exchange Commission on September 10, 2018. FMR indicated in the filing sole voting power over 3,221,825 shares, sole dispositive power over all 6,777,692 shares and no shared voting power or shared dispositive power over any shares.

(4)

Based on Amendment No. 9 to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the Securities and Exchange Commission on April 10, 2018. Vanguard indicated in the filing sole voting power over 84,903 shares, shared voting power over 7,790 shares, sole dispositive power over 6,649,338 shares and shared dispositive power over 88,433 shares.

(5)

Based on a Form 13F-HR filed by ArrowMark Colorado Holdings LLC (“ArrowMark”) with the Securities and Exchange Commission on November 14, 2018.  ArrowMark indicated sole voting and dispositive power over all 4,721,120 shares.

(6)

Based on a Form 13F-HR filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on November 13, 2018. Dimensional indicated sole voting power over 3,915,162 shares, shared voting power over 78,211 shares and shared dispositive power over all 3,993,373 shares.

ABM Industries Incorporated 2019 Proxy Statement     47

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of January 30, 2019 by each named executive officer, each director and nominee and all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name(1)	Common Stock	Restricted Stock Units and Options(2)	Total	Percent of Class
LeighAnne G. Baker	0	4,596	4,596	*
Linda Chavez	2,309	18,656	20,965	*
Donald F. Colleran	0	5,138	5,138	*
J. Philip Ferguson	27,793	6,207	34,000	*
Anthony G. Fernandes	13,538	34,686	48,224	*
Art A. Garcia	1,002	8,041	9,043	*
Thomas M. Gartland	6,593	8,199	14,792	*
Scott J. Giacobbe	37,783	44,394	82,177	*
Rene Jacobsen	6,376	30,508	36,884	*
Sudhakar Kesavan	20,738	6,860	27,598	*
Lauralee E. Martin	10,767	960	11,727	*
Andrea R. Newborn	0	16,323	16,323	*
Filippo Passerini	4,926	4,708	9,634	*
Scott Salmirs	55,316	114,962	170,278	*
D. Anthony Scaglione	23,698	44,644	68,342	*
Winifred M. Webb	5,230	13,856	19,086	*
Executive officers and directors as a group (18 persons)	228,341	393,348	621,689	*

*Less than 1% of the common shares outstanding.

(1)	Unless otherwise indicated, the address of each of the beneficial owners is ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006.
(2)	Includes unvested RSUs; vested RSUs, the receipt of which has been deferred; and vested stock options exercisable on or within 60 days of January 30, 2019.

48     ABM Industries Incorporated 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2019 ANNUAL MEETING

Why did I receive a “Notice Regarding the Availability of Proxy Materials” instead of a full set of proxy materials?

We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to SEC rules. On February 13, 2019, we mailed to our stockholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” (the “notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices. If you receive a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote over the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instruction in the notice for making this request. The notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email.

When and where will the Annual Meeting be held?

The Meeting will take place on March 27, 2019, beginning at 10:00 a.m., Eastern Time, at the Company’s corporate headquarters at One Liberty Plaza, 7th Floor, New York, New York 10006.

What do I need to do to attend the Annual Meeting?

All stockholders of record as of the record date, January 30, 2019, or their proxy holders, are welcome to attend the Annual Meeting. If you are voting by mail, by telephone or via the Internet, but still wish to attend the Annual Meeting, follow the instructions on your proxy card or via the Internet at www.proxyvote.com to tell us that you plan to attend. When you arrive at the meeting, please look for the “Stockholders’ Welcome Desk,” where you will be asked for photo identification in order to receive your admittance card.

If you hold your shares in street name and you decide to attend, you must bring to the meeting a copy of your bank or brokerage statement evidencing your ownership of ABM Industries Incorporated common stock as of the record date. Please go to the “Stockholders’ Welcome Desk” and provide the bank or brokerage statement, as well as your photo identification, in order to obtain an admittance card.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting. The use of mobile devices, photography or recording of the event is strictly prohibited.

Who is entitled to vote at the annual meeting?

Holders of ABM common stock at the close of business on January 30, 2019 are entitled to receive the Notice of the 2019 Annual Meeting and Proxy Statement and to vote their shares at the Meeting. As of that date, there were 66,210,007 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Will my vote be confidential?

Yes. Your vote is confidential and will not be disclosed to our directors or employees.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with ABM’s transfer agent, Computershare, you are the “stockholder of record” of those shares. This Notice of the 2019 Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by ABM.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of the 2019 Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

ABM Industries Incorporated 2019 Proxy Statement     49

How do I vote?

You may vote using any of the following methods:

You may vote at the annual meeting by proxy or in person.

If you are a “holder of record” (that is, if your shares are registered in your own name with our transfer agent), you have several options. You may vote by telephone, on the Internet or by attending the meeting and voting in person. In addition, you may vote by mail using the enclosed proxy card.

If you hold your shares in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), the voting instruction card explains which voting options are available to you. As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “nonroutine” items. In the case of a nonroutine item, your shares will be considered “broker non-votes” on that proposal. If you want to vote in person at the annual meeting, you must obtain a power of attorney or proxy from your broker, bank or other holder of record authorizing you to vote. You must bring this power of attorney or proxy to the meeting.

Your vote is important.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to our Corporate Secretary;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Can I access the 2019 proxy materials and the Form 10-K for fiscal year 2018 on the Internet?

This Notice of the 2019 Annual Meeting and Proxy Statement and the Form 10-K for fiscal year 2018 are available on our website at www.abm.com. Instead of receiving future Proxy Statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Meeting will be available, at the Meeting and for 10 days prior to the Meeting for any purpose germane to the Meeting, by contacting our Corporate Secretary between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006.

50     ABM Industries Incorporated 2019 Proxy Statement

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors or the advisory vote to approve executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of ABM stock issued and outstanding and entitled to vote at the ABM Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of
	Votes Cast	No
Advisory Vote to Approve	Majority of
Executive Compensation	Votes Cast	No
Ratification of KPMG LLP	Majority of
As Independent Registered Public Accounting Firm	Votes Cast	Yes

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our Bylaws.

Election of Directors

Under our Bylaws and our Corporate Governance Principles, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast for that director’s election. Votes cast includes votes “for” and votes “against,” but excludes any abstentions or broker non-votes. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast.

ABM Industries Incorporated 2019 Proxy Statement     51

Advisory Vote to Approve Executive Compensation

Under our Bylaws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Ratification of the Appointment of KPMG LLP

Under our Bylaws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of the selection of KPMG LLP as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” any choice in this proposal.

How will my shares be voted at the Annual Meeting?

At the Meeting, the Proxy Committee appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the director nominees named in this Proxy Statement;
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year.

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2019 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

ABM will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission.

Who will count the votes?

Broadridge Financial Solutions, Inc. will be the proxy tabulator, and American Election Services, LLC will act as the inspector of election. Such inspector will be present at the Annual Meeting to process the votes cast by our stockholders, make a report of inspection, count the votes cast by our stockholders and certify as to the number of votes cast on each proposal.

What is “householding” and how does it affect me?

Stockholders who hold their shares in the name of their bank or broker and live in the same household as other stockholders may receive only one copy of this Proxy Statement. This practice is known as “householding.” If you hold your shares in your broker’s name and would like additional copies of these materials, please contact your broker. Additional copies of this Proxy Statement will be delivered promptly upon written or oral request. If you receive multiple copies and would prefer to receive only one, please contact your broker.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results on a Form 8‑K filed with the SEC within four business days after the Annual Meeting.

52     ABM Industries Incorporated 2019 Proxy Statement

How do I communicate with the Board?

You may communicate with our entire Board or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006. Our Corporate Secretary will forward all communications relating to ABM’s interests, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls,
e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804, or online at www.abmhotline.ethicspoint.com.

OTHER BUSINESS

The Board is not aware of any matters that are expected to come before the 2019 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws and the procedures described below under “Submission of Stockholder Proposals for 2019 Annual Meeting.”

ABM Industries Incorporated 2019 Proxy Statement     53

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2020 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Securities Exchange Act and our Bylaws, as appropriate, to see all applicable information.

Under SEC rules, if a stockholder wants us to include a proposal in our 2020 proxy materials for presentation at our 2020 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006, Attention: Corporate Secretary, by October 16, 2019. All proposals must comply with Rule 14a-8 under the Securities Exchange Act.

	Proposals for inclusion in the 2020 Proxy Statement	Other proposals/nominees to be presented at the 2020 Annual Meeting*
Type of proposal	SEC Rules permit stockholders to submit proposals for inclusion in our 2020 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Securities Exchange Act

Stockholders may present proposals for director nominations directly at the 2020 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Section 2.5 and Article III, Section 3.7 of our Bylaws**

When proposal must be received by the Company	No later than October 16, 2019	No earlier than November 28, 2019, and no later than December 28, 2019
Where to send	By mail: Office of the Corporate Secretary One Liberty Plaza, 7th Floor New York, New York 10006
What to include	The information required by Rule 14a-8	The information required by our Bylaws

*

Any proposal without the required notice will not be considered properly submitted under our Bylaws. Any proposal that is received by us after December 28, 2019 will not be considered filed on a timely basis under Rule 14a-4(c). Proposals that are not properly submitted or timely filed will not be presented at the Annual Meeting. For such proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies we receive, provided that (1) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a Proxy Statement.

**	Our Bylaws are available in the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

54     ABM Industries Incorporated 2019 Proxy Statement

APPENDIX A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(in millions)	Year Ended October 31, 2018

Reconciliation of Net Income to Adjusted EBITDA Adjusted For
Impact of Major Acquisition and Major Divestiture

Net income	$97.8
Net income from discontinued operations	(1.8)
Items impacting comparability(1)	72.2
Income tax benefit	(8.2)
Interest expense	54.1
Depreciation and amortization	112.5
Adjusted EBITDA	326.4
Impact of Major Acquisition and Major Divestiture(2)	(84.1)
Adjusted EBITDA Adjusted For Impact of Major Acquisition and Major Divestiture	$242.3

Reconciliation of Revenue to Organic Revenue

Revenue	$6,442.2
Impact of Major Acquisition and Major Divestiture(2)	(852.6)
Organic Revenue (Adjusted For Impact of Major Acquisition and Major Divestiture)	$5,589.6

(1)

The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s views of the underlying operation results and trends of the Company. Adjustments include costs associated with the Company’s strategic review and realignment, acquisition-related integration and transaction costs, legal settlements, adjustments to self-insurance reserves pertaining to prior year’s claims, certain impairment charges and other unique items impacting comparability.

(2)	Represents adjustment for the impact of GCA Acquisition and the sale of Government Services business.

ABM Industries Incorporated 2019 Proxy Statement     A-1

VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information up until 11:59 p.m. Eastern Time on March 26, 2019, or until 11:59 p.m.  Eastern Time on March 24, 2019 for shares held in the ABM Employee Stock Purchase  Plan. Have your proxy card in hand when you access the web site and follow the  instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy  cards and annual reports electronically via e-mail or the Internet. To sign up  for electronic delivery, please follow the instructions above to vote using the  Internet and, when prompted, indicate that you agree to receive or access proxy  materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until  11:59 p.m. Eastern Time on March 26, 2019, or until 11:59 p.m. Eastern Time  on March 24, 2019 for shares held in the ABM Employee Stock Purchase Plan.  Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.  ABM INDUSTRIES INCORPORATED  ONE LIBERTY PLAZA  7TH FLOOR  NEW YORK, NY 10006  E55155-P16494  ABM INDUSTRIES INCORPORATED  The Board of Directors recommends you vote FOR  each director nominee listed in Proposal 1:  1. Election of Directors   Nominees:  For   Against  Abstain     1a. LeighAnne G. Baker     1b. Sudhakar Kesavan     1c. Filippo Passerini  For   Against  Abstain  The Board of Directors recommends you vote FOR Proposals 2 and 3:    2. Advisory vote to approve executive compensation.    3. To ratify the appointment of KPMG LLP as ABM Industries Incorporated's independent registered public accounting firm for the fiscal  year ending October 31, 2019.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full  title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate  or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of  Stockholders to be Held on March 27, 2019: The Notice and Proxy Statement and the Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2018  are available at www.proxyvote.com.  E55156-P16494   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS  FOR THE  ANNUAL MEETING OF STOCKHOLDERS  TO BE HELD ON  MARCH 27, 2019  The undersigned hereby appoints Linda Chavez, Art A. Garcia, and Scott Salmirs and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the  shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of  Stockholders of ABM to be held at 10:00 a.m. Eastern Daylight Time on March 27, 2019 at ABM's Corporate Headquarters at  One Liberty Plaza, 7th Floor, New York, New York 10006, or at any adjournment thereof, with all powers which the undersigned  would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon  such other business as may properly come before the meeting or any adjournment thereof.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDERS. IF  NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR  THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE  Continued and to be signed on reverse side